      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON 15 MAY 2001


                                                      REGISTRATION NO. 333-46216
                                                                    333-46216-01
                                                                    333-46216-02
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 6


                                       ON



                                    FORM F-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------


                         UBS AG
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
     SWITZERLAND                          98-0186363
   (STATE OR OTHER                          (I.R.S.
   JURISDICTION OF                         EMPLOYER
   INCORPORATION OR                      IDENTIFICATION NO.)
    ORGANIZATION)
            UBS PREFERRED FUNDING TRUST I
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
       DELAWARE                           51-6518252
   (STATE OR OTHER                          (I.R.S.
   JURISDICTION OF                         EMPLOYER
   INCORPORATION OR                      IDENTIFICATION NO.)
    ORGANIZATION)
                UBS PREFERRED FUNDING
                    COMPANY LLC I
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
       DELAWARE                           51-04802885
   (STATE OR OTHER                          (I.R.S.
   JURISDICTION OF                         EMPLOYER
   INCORPORATION OR                      IDENTIFICATION NO.)
    ORGANIZATION)


       BAHNHOFSTRASSE 45, ZURICH,              C/O WILMINGTON TRUST COMPANY            THE CORPORATION TRUST COMPANY
  SWITZERLAND, 011 41-1-234 11 11 AND            1100 NORTH MARKET STREET                    1209 ORANGE STREET
       AESCHENVORSTADT 1, BASEL,                WILMINGTON, DELAWARE 19890               WILMINGTON, DELAWARE 19801
    SWITZERLAND, 011 41-61-288 20 20                   302-651-1118                             302-658-7581
    (ADDRESS AND TELEPHONE NUMBER OF         (ADDRESS AND TELEPHONE NUMBER OF         (ADDRESS AND TELEPHONE NUMBER OF
    REGISTRANT'S PRINCIPAL EXECUTIVE         REGISTRANT'S PRINCIPAL EXECUTIVE         REGISTRANT'S PRINCIPAL EXECUTIVE
                OFFICES)                                 OFFICES)                                 OFFICES)

                            ------------------------

                           ROBERT C. DINERSTEIN, ESQ.
                                     UBS AG
                                299 PARK AVENUE
                            NEW YORK, NEW YORK 10171
                            TELEPHONE: 212-821-3000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                  MARK J. WELSHIMER, ESQ.                                      JEFFREY D. BERMAN, ESQ.
                    SULLIVAN & CROMWELL                                         DAVIS POLK & WARDWELL
                      125 BROAD STREET                                           450 LEXINGTON AVENUE
                  NEW YORK, NY 10004-2498                                         NEW YORK, NY 10017
                        212-558-4000                                                 212-450-4000


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this Post-Effective Amendment becomes effective.



    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]



    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]



    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            ------------------------

    This registration statement contains a prospectus relating to market-making transactions that may occur on an ongoing basis in trust preferred securities and company preferred securities that have been previously issued. This prospectus is intended to be used only in market-making transactions. This registration statement does not provide for the issuance of new securities by any of the registrants.

    THE REGISTRANTS HEREBY AMEND THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION



PROSPECTUS                              PRELIMINARY PROSPECTUS DATED 15 MAY 2001

--------------------------------------------------------------------------------

[UBS AG LOGO]
                                       $1,500,000,000

                               UBS Preferred Funding Trust I
                      8.622% Noncumulative Trust Preferred Securities
                           representing a corresponding amount of

                     8.622% Noncumulative Company Preferred Securities
                                             of

                            UBS Preferred Funding Company LLC I
                           guaranteed on a subordinated basis by

                                           UBS AG
--------------------------------------------------------------------------------

- Each trust preferred security represents a corresponding amount of the company preferred securities and related rights under the UBS AG subordinated guarantee. Dividends and redemption and liquidation payments paid by UBS Preferred Funding Company on the company preferred securities will pass through UBS Preferred Funding Trust to you as distributions and redemption and liquidation payments on the trust preferred securities.

- The company preferred securities will pay semi-annual distributions on 1 April and 1 October of each year at a fixed rate per annum equal to 8.622% through the dividend payment date in October 2010, and thereafter will pay quarterly distributions on 1 January, 1 April, 1 July and 1 October of each year at a variable rate per annum equal to 3.07% above three-month LIBOR. The company preferred securities are perpetual securities and do not have a maturity date. UBS Preferred Funding Company may redeem the company preferred securities on or after the dividend payment date in October 2010.


- The company preferred securities provide holders with rights to distributions and redemption and liquidation payments that are similar to those of the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.


- UBS AG has guaranteed, on a subordinated basis, dividend, redemption and liquidation payment obligations under the company preferred securities.


-  The trust preferred securities are listed on the Luxembourg Stock Exchange.


SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR RISKS RELATED TO AN INVESTMENT IN THE TRUST PREFERRED SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate controlled by UBS AG may use this prospectus in a market-making transaction involving the trust preferred securities. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. This prospectus is being used in a market-making transaction. No new securities are offered.


UBS Warburg                                                 UBS PaineWebber Inc.


                   The date of this prospectus is -- May 2001

TABLE OF CONTENTS
--------------------------------------------------------------------------------


Certain Terms..........................    2
Prospectus Summary.....................    3
Risk Factors...........................   12
Cautionary Note Regarding Forward-
  Looking Information..................   16
Where You Can Find More Information....   17
Incorporation of Information About
  UBS..................................   17
Presentation of Financial
  Information..........................   19
Limitations on Enforcement of U.S. Laws
  Against UBS AG, Its Management and
  Others...............................   20
Capitalization of UBS..................   20
UBS....................................   21
UBS Preferred Funding Trust I..........   23
UBS Preferred Funding Company LLC I....   24
Use of Proceeds........................   30
Description of Trust Preferred
  Securities...........................   31
Description of Company Preferred
  Securities...........................   38
Book-Entry Issuance of Trust Preferred
  Securities...........................   52
Description of UBS AG Subordinated
  Guarantee............................   57
Description of Subordinated Notes of
  UBS AG...............................   62
Certain U.S. Tax Considerations........   65
Certain Tax Considerations Under the
  Laws of Switzerland..................   71
Certain ERISA Considerations...........   73
Plan of Distribution...................   75
Validity of the Securities.............   75
Experts................................   75
General Information....................   76


CERTAIN TERMS
--------------------------------------------------------------------------------

In this prospectus:

    -  when we refer to "UBS AG," we mean UBS AG on a parent only basis.


    -  when we refer to "UBS," we mean UBS AG and its consolidated subsidiaries.


    - when we refer to "PaineWebber," we mean Paine Webber Group Inc. and its consolidated subsidiaries.

    - when we refer to the "trust preferred securities," we mean the 8.622% Noncumulative Trust Preferred Securities issued by UBS Preferred Funding Trust.

    - when we refer to the "company preferred securities," we mean the 8.622% Noncumulative Company Preferred Securities issued by UBS Preferred Funding Company to UBS Preferred Funding Trust in connection with the offering of the trust preferred securities by UBS Preferred Funding Trust.

    - when we refer to "UBS Preferred Funding Trust," we mean UBS Preferred Funding Trust I.

    - when we refer to "UBS Preferred Funding Company," we mean UBS Preferred Funding Company LLC I.

    -  when we refer to "USD," we mean United States dollars.


    -  when we refer to "CHF," we mean Swiss francs.

Prospectus Summary


THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. YOU SHOULD PAY SPECIAL ATTENTION TO THE "RISK FACTORS" SECTION TO DETERMINE WHETHER AN INVESTMENT IN THE TRUST PREFERRED SECURITIES IS APPROPRIATE FOR YOU.


INTRODUCTION

The trust preferred securities will provide you with rights to distributions and redemption and liquidation payments that are similar to those to which you would be entitled if you had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities. The diagram to the right outlines the relationship among investors in the trust preferred securities, UBS Preferred Funding Trust, UBS Preferred Funding Company and UBS AG following the completion of the offering.

UBS Preferred Funding Trust will pass through to you any dividends, redemption payments or liquidation payments that it receives from UBS Preferred Funding Company on the company preferred securities.

UBS AG guarantees, on a subordinated basis, dividend, redemption and liquidation payment obligations under the company preferred securities.

UBS Preferred Funding Company will receive payments under the subordinated notes issued by the Cayman Islands branch of UBS AG and will pay dividends on the company preferred securities that are similar to dividends that would be paid on the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have equivalent financial terms.

The capital raised in this offering qualifies as consolidated Tier 1 capital for UBS under the relevant regulatory capital guidelines of the Swiss Federal Banking Commission.

[Flowchart]

Parties to the Offering

For a more complete description of UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company, see "UBS," "UBS Preferred Funding Trust I," "UBS Preferred Funding Company LLC I," "Use of Proceeds" and "Capitalization of UBS AG."

UBS AG


UBS is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol UBS.N, on the Zurich Stock Exchange under the symbol UBSNZn.S and on the Tokyo Stock Exchange under the symbol UBS.T.



The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.


UBS PREFERRED FUNDING TRUST I

UBS Preferred Funding Trust I is a Delaware statutory business trust. UBS Preferred Funding Trust exists for the purpose of issuing the trust preferred securities representing a corresponding amount of the company preferred securities, together with related rights under the UBS AG subordinated guarantee. UBS Preferred Funding Trust will pass the dividends it receives on the company preferred securities through to you as distributions on the trust preferred securities. UBS Preferred Funding Trust cannot engage in other activities. The company preferred securities and the related rights under the UBS AG subordinated guarantee will be the only assets of UBS Preferred Funding Trust. UBS AG, Stamford branch, will pay directly all expenses and liabilities of UBS Preferred Funding Trust.

UBS Preferred Funding Trust will be treated as a grantor trust for United States federal income tax purposes. As a result, you will be treated as a beneficial owner of interests in the company preferred securities and the related rights under the UBS AG subordinated guarantee for United States federal income tax purposes.

The principal executive offices of UBS Preferred Funding Trust are located at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is 302-651-1118.

UBS PREFERRED FUNDING COMPANY LLC I

UBS Preferred Funding Company LLC I is a Delaware limited liability company. UBS Preferred Funding Company exists for the purposes of acquiring and holding the subordinated notes issued by the Cayman Islands branch of UBS AG, or other eligible investments, and issuing the company common securities and the company preferred securities. UBS AG purchased all of the company common securities, which represent 100% of the voting rights in UBS Preferred Funding Company, subject to your limited right to elect additional directors as described below. UBS Preferred Funding Company will apply the cash generated by the subordinated notes and other eligible investments, if any, to pay dividends to UBS Preferred Funding Trust, as holder of the company preferred securities, and UBS AG, as holder of the company common securities. UBS Preferred Funding Company will be treated as a partnership for United States federal income tax purposes.

UBS Preferred Funding Company is managed by a board of directors having not less than three and not more than five members. If the aggregate of unpaid dividends equals or exceeds an amount equal to three semi-annual dividend payments, you and the other holders of trust preferred securities will have the right to elect two additional directors.

The principal executive offices of UBS Preferred Funding Company are located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Its telephone number is 302-658-7581.

The Offering

For a more complete description of the trust preferred securities, the company preferred securities, the UBS AG subordinated guarantee and the subordinated notes, see "Description of Trust Preferred Securities," "Description of Company Preferred Securities," "Book-Entry Issuance of Trust Preferred Securities," "Description of UBS AG Subordinated Guarantee" and "Description of Subordinated Notes of UBS AG."

SECURITIES OFFERED

Each trust preferred security represents a corresponding amount of the company preferred securities and related rights under the UBS AG subordinated guarantee. The trust preferred securities were issued in denominations of USD1,000 liquidation amount and whole-number multiples of USD1,000, and the company preferred securities were issued in denominations of USD1,000 liquidation preference and whole-number multiples of USD1,000. The aggregate liquidation amount of the trust preferred securities is USD1,500,000,000 and the aggregate liquidation preference of the company preferred securities is USD1,500,000,000.

DIVIDENDS

UBS Preferred Funding Trust will pass through the dividends it receives on the company preferred securities as distributions on the trust preferred securities.

UBS Preferred Funding Company will pay dividends on the company preferred securities from the date of their initial issuance on a noncumulative basis. These dividends will be payable on the liquidation preference of the company preferred securities:

  - semi-annually in arrears on the first business day on or after 1 April and 1 October of each year at a fixed rate per annum equal to 8.622%, beginning 1 April 2001 and ending 1 October 2010, calculated on the basis of a 360-day year consisting of twelve 30-day months, and

  - thereafter quarterly in arrears on the first business day on or after 1 January, 1 April, 1 July and 1 October of each year at a variable rate per annum equal to 3.07% above three-month LIBOR, calculated on the basis of the actual number of days elapsed in a 360-day year.


UBS Preferred Funding Company's obligation to pay dividends is subject to provisions that generally require UBS Preferred Funding Company to pay full or proportional dividends on the company preferred securities when UBS AG pays dividends on UBS AG ordinary shares or on other securities of UBS AG that rank equally with or junior to the UBS AG subordinated guarantee of the company preferred securities. As described below, UBS Preferred Funding Company will be required to pay dividends on the company preferred securities in some circumstances, will be prohibited from paying dividends on the company preferred securities in other circumstances, and, when not required to pay or prohibited from paying dividends, will have discretion as to whether to pay dividends on the company preferred securities.


The following text outlines the criteria for determining whether and the extent to which UBS Preferred Funding Company will be required to pay dividends on the company preferred securities or will be prohibited from paying dividends on the company preferred securities:


Is there a capital limitation on UBS AG? Unless the Swiss Federal Banking Commission expressly permits otherwise, if on a dividend payment date UBS AG is not in compliance with the Swiss Federal Banking Commission's minimum capital adequacy requirements applicable to UBS AG, or would not be in compliance because of a payment of dividends on the company preferred securities, UBS Preferred Funding Company will not pay dividends on the company preferred securities under any circumstances. For a discussion of UBS's capital resources relative to applicable guidelines, see Item 5 of UBS AG's Annual Report on Form 20-F for the year ended 31 December 2000, which is incorporated by reference into this prospectus. We refer to this restriction as a capital limitation.


Are dividends mandatory? Unless there is a capital limitation, the payment of full dividends by UBS Preferred Funding Company on the company preferred securities will be mandatory during the one-year period beginning on and including each date on which:

  - UBS AG declares or pays a dividend or makes any other payment or distribution on any shares or other securities that, in a liquidation of UBS AG, rank junior to the UBS AG subordinated guarantee of the company preferred securities; or

  - UBS AG or any of its subsidiaries redeems, repurchases (except for its trading account) or otherwise acquires any shares or other securities that, in a liquidation of UBS AG, rank equally with or junior to the UBS AG subordinated guarantee of the company preferred securities.

The payment of proportional dividends by UBS Preferred Funding Company on the company preferred securities will be mandatory on any date, whether or not a regularly scheduled dividend payment date, on which UBS AG or any of its subsidiaries pays a dividend or makes any other payment or distribution on any shares or other securities that, in a liquidation of UBS AG, rank equally with the UBS AG subordinated guarantee of the company preferred securities if, on the dividend payment dates leading up to the payment or distribution on the equally ranking securities, dividends were paid on the company preferred securities in a lower percentage than are being paid on the equally ranking securities.

Unless there is a capital limitation, UBS Preferred Funding Company will be required to pay dividends that are mandatory whether or not:

  -  UBS AG delivers a notice limiting dividends,

  -  UBS AG has available distributable profits, or

  -  interest is paid on the subordinated notes or other eligible investments.

Does UBS AG have available distributable profits? Available distributable profits are the pro rata proportion (from among all shares and other securities issued by UBS AG that rank equally with the UBS AG subordinated guarantee of the company preferred securities) of profits that may be distributed in accordance with Swiss law. Currently, distributable profits include the total of current profit, profit brought forward and freely available reserves as reflected in the most recent audited unconsolidated balance sheet and statement of appropriation of retained earnings of UBS AG.

Unless required to pay mandatory dividends, UBS Preferred Funding Company will not pay dividends on the company preferred securities in excess of UBS AG's available distributable profits.

When are dividends discretionary? The payment of dividends by UBS Preferred Funding Company on the company preferred securities is discretionary if the capital limitation does not apply, dividends are not mandatory as described above, and UBS AG has sufficient available distributable profits. In that case, UBS Preferred Funding Company will pay dividends on the company preferred securities at the specified rate unless, on or before the tenth business day immediately preceding a dividend payment date, UBS AG gives notice to UBS Preferred Funding Company that UBS Preferred Funding Company must pay no dividends or less than full dividends, in which case dividends will be due and payable only in the amount specified in the notice. UBS AG may deliver such a notice in its sole discretion and for any reason, except that such a notice shall have no effect where dividends are mandatory as described above.

When does the dividend preference shift from the company preferred securities to the company common securities? The company preferred securities ordinarily will rank senior to the company common securities as to the payment of dividends. However, the dividend preference of the company preferred securities may, at UBS AG's option, shift to the company common securities on dividend payment dates to the extent that no mandatory dividend payment amount is then required to be paid on the company preferred securities. If UBS AG does this, the corresponding interest payments or other income received by UBS Preferred Funding Company on the subordinated notes or its other eligible investments may be returned as dividends to UBS AG as holder of the company common securities before any dividends are paid on the company preferred securities.

WITHHOLDING TAXES

Generally, UBS Preferred Funding Company will pay additional amounts on full or proportional mandatory dividends otherwise due and payable so that the net amount received by you will not be reduced by the withholding of certain taxes or other government charges.

However, UBS Preferred Funding Company will not pay any additional amounts if the taxes or governmental charges are withheld because you:

  - are connected, other than as a holder of trust preferred securities, to Switzerland or the Cayman Islands if it is the jurisdiction that requires the withholding of the taxes or charges, or

  - have not filed an appropriate declaration stating that you are not a resident of and do not have a connection with Switzerland or the Cayman Islands if it is the jurisdiction that requires the withholding of the taxes or charges, or a similar claim for exemption, if we have given you the opportunity to do so.

REDEMPTION

UBS Preferred Funding Company may redeem the company preferred securities, in whole or in part, on any dividend payment date on or after the dividend payment date regularly scheduled to occur in October 2010. In that case, you will receive a redemption price equal to unpaid mandatory dividends, other unpaid definitive dividends (for example, discretionary dividends that became due and payable because UBS AG did not deliver a notice to pay no dividends), current accrued dividends (whether or not declared) and the liquidation preference of your company preferred securities.

UBS Preferred Funding Company may not redeem the company preferred securities before the dividend payment date regularly scheduled to occur in October 2010, unless an event occurs that results in an adverse consequence for the tax or capital treatment of the company preferred securities, or for the investment company status of UBS Preferred Funding Company or UBS Preferred Funding Trust. If the circumstance giving rise to redemption arises out of a change in tax law that results in the imposition of tax on UBS Preferred Funding Trust or UBS Preferred Funding Company or the imposition of withholding tax on payment of dividends on the company preferred securities, distributions on the trust preferred securities or interest on the subordinated notes, then you will receive a redemption price as described above. If the redemption arises from the other special events, including adverse tax consequences not arising out of a change in tax law, you will receive a redemption price equal to unpaid mandatory dividends, other unpaid definitive dividends, current accrued dividends (whether or not declared) and a make whole amount equal to the greater of the liquidation preference and the sum of the net present value of scheduled dividends and the liquidation preference through October 2010.

UBS Preferred Funding Trust will pass through the redemption payments it receives on the company preferred securities to redeem a corresponding amount of the trust preferred securities.

Any redemption of the company preferred securities must comply with applicable regulatory requirements, including the prior approval of the Swiss Federal Banking Commission if then required under applicable guidelines or policies of the Swiss Federal Banking Commission. The Swiss Federal Banking Commission in its discretion may impose conditions on its approval of any proposed redemption of the company preferred securities.

You may not require redemption of the company preferred securities at any time.

LIQUIDATION

If UBS AG is liquidated, UBS Preferred Funding Company will be liquidated. So long as the company preferred securities are outstanding, UBS AG will not cause UBS Preferred Funding Company to liquidate unless UBS AG is also liquidating.

If UBS Preferred Funding Company is liquidated, you will be entitled to receive an amount equal to unpaid mandatory dividends, other unpaid definitive dividends, current accrued dividends (whether or not declared) and the liquidation preference of your company preferred securities. However, any liquidating distributions that you receive will be substantially the same as, but not greater than, those to which you would be entitled if you had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.

BOOK-ENTRY ISSUANCE OF THE TRUST PREFERRED SECURITIES

UBS Preferred Funding Trust will initially issue the trust preferred securities only in book-entry form through The Depository Trust Company.

You may withdraw the company preferred securities represented by your trust preferred securities from UBS Preferred Funding Trust and hold the company preferred securities directly. If you hold the company preferred securities directly, you must hold the company preferred securities in certificated form.

If you hold the company preferred securities directly, then you may exercise directly the associated rights under the UBS AG subordinated guarantee, and any rights under the limited liability company agreement of UBS Preferred Funding Company in respect of the company preferred securities, including any rights to elect additional directors of UBS Preferred Funding Company.

THE UBS AG SUBORDINATED GUARANTEE


UBS AG has unconditionally guaranteed, on a subordinated basis, the payment by UBS Preferred Funding Company of any mandatory dividends on the company preferred securities or dividends that have become definitive because UBS AG has sufficient available distributable profits to pay out dividends and has not delivered to UBS Preferred Funding Company an instruction not to pay dividends.


UBS AG also unconditionally guaranteed, on a subordinated basis, the redemption price payable with respect to any company preferred securities called for redemption by UBS Preferred Funding Company and the payment by UBS Preferred Funding Company on its liquidation of an amount sufficient to provide you with the distributions described under "Liquidation" above.

THE SUBORDINATED NOTES

The subordinated notes are undated and have an aggregate principal amount of USD1,500,000,000. The subordinated notes are general unsecured debt obligations of UBS AG and the Cayman Islands branch of UBS AG and, in liquidation of UBS AG, will rank subordinate and junior to all indebtedness of UBS AG except for indebtedness that by its terms expressly ranks equally with the subordinated notes. Interest payable under the subordinated notes will be calculated at the same rate and payable on the same dates as dividends payable under the company preferred securities. UBS AG will not pay interest on the subordinated notes if UBS AG is not solvent.

USE OF PROCEEDS

  - UBS Preferred Funding Trust used the proceeds from the offering of the trust preferred securities to purchase the company preferred securities from UBS Preferred Funding Company.

  - UBS Preferred Funding Company used the proceeds from the offering of the company preferred securities to purchase the subordinated notes issued by the Cayman Islands branch of UBS AG.

  - UBS AG used the proceeds from the issuance of the subordinated notes for general corporate purposes, including paying certain expenses relating to the offering, and funding a portion of the purchase price of PaineWebber.


All of the sales of securities under this prospectus will be market-making transactions--that is, transactions in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. Only the entity that carries out a particular market-making transaction will receive any of the proceeds from the resale of the securities. In general, we expect that the entity that resells any particular securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Preferred Funding Trust, to UBS Preferred Funding Company or, when the resales are not made by UBS AG, to UBS AG.


RISK FACTORS

You should carefully consider the information under "Risk Factors," together with the other information contained in this prospectus, before purchasing any trust preferred securities.

RATINGS

Moody's Investors Service, Inc. has rated both the trust preferred securities and the company preferred securities aa2 and Standard & Poor's Rating Services has rated both the trust preferred securities and the company preferred securities AA-. Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of a rating may be obtained only from the rating agency. There is no assurance that a credit rating will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in that rating agency's judgment, circumstances so warrant.

LISTING


The trust preferred securities are listed on the Luxembourg Stock Exchange.


GOVERNING LAW

The constituent documents of UBS Preferred Funding Trust and UBS Preferred Funding Company, the trust preferred securities and the company preferred securities will be governed by the laws of the State of Delaware, United States of America. The subordinated notes and the UBS AG subordinated guarantee will be governed by the laws of the State of New York, United States of America.


PLAN OF DISTRIBUTION



This prospectus relates to market-making transactions in the trust preferred securities and, to the extent they are held separately, the company preferred securities by UBS AG and its affiliates. The affiliates that may engage in these transactions include, but are not limited to, UBS AG itself, UBS Warburg LLC and UBS PaineWebber Inc. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new securities are offered.

Ratio of Earnings to Fixed Charges

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented as there were no preferred share dividends in any of the periods indicated.


FOR THE YEAR ENDED                                  31.3.01    31.12.00    31.12.99    31.12.98    31.12.97
-----------------------------------------------------------------------------------------------------------
International Accounting Standards
  ("IAS")(1),(2)..................................    1.17       1.23        1.25        1.11        0.95
U.S. Generally Accepted Accounting Principles
  ("GAAP")(1),(3).................................               1.15        1.14        0.80


------------

1. The ratio is provided using both IAS and U.S. GAAP values, as the ratio is materially different between the two accounting standards. No U.S. GAAP information is provided for 31 December 1997 or 31 March 2001 as a U.S. GAAP reconciliation was not required for either period.


2. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1997 was CHF 851 million.

3. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1998 was CHF 5,319 million.

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Risk Factors

You should carefully consider the following information, together with the other information contained in this prospectus, before purchasing any trust preferred securities in this offering.

YOU MAY NOT RECEIVE DIVIDENDS IF UBS AG'S FINANCIAL CONDITION WERE TO
DETERIORATE.

If UBS AG's financial condition were to deteriorate, UBS Preferred Funding Company and the holders of trust preferred securities could suffer direct and materially adverse consequences, including elimination or reduction of noncumulative dividends on the company preferred securities (and consequently elimination or reduction of the pass through of such dividends as distributions on the trust preferred securities) and, if UBS AG were liquidated (whether voluntarily or involuntarily), loss by the holders of trust preferred securities of their entire investment.

YOU MAY NOT RECEIVE DIVIDENDS BECAUSE UBS PREFERRED FUNDING COMPANY WILL BE PROHIBITED FROM PAYING DIVIDENDS ON THE COMPANY PREFERRED SECURITIES UNDER CERTAIN CIRCUMSTANCES AND WILL HAVE DISCRETION AS TO WHETHER TO PAY DIVIDENDS ON THE COMPANY PREFERRED SECURITIES IN OTHER CIRCUMSTANCES.


If on a dividend payment date UBS AG is not in compliance with the Swiss Federal Banking Commission's capital adequacy requirements applicable to UBS AG, UBS Preferred Funding Company will not pay dividends under any circumstances (including whether or not funds subsequently become available), even if a full or proportional dividend is otherwise mandatory. For a discussion of UBS's capital resources relative to applicable guidelines, see Item 5 of UBS AG's Annual Report on Form 20-F for the year ended 31 December 2000, which is incorporated by reference into this prospectus. UBS Preferred Funding Company will not pay dividends exceeding UBS AG's available distributable profits, except for mandatory dividends. Except when payment of full or proportional dividends is mandatory or dividends are prohibited by a capital limitation or prohibited or restricted because UBS AG does not have available distributable profits, dividends on the company preferred securities are payable at the discretion of UBS AG and noncumulative. If discretionary dividends on the company preferred securities for any dividend period are not paid, UBS Preferred Funding Trust, as holder of company preferred securities (and, accordingly, investors in the trust preferred securities), will not be entitled to receive dividends whether or not funds are or subsequently become available.


YOU SHOULD NOT RELY UPON RECEIVING DIVIDENDS THAT ARE NOT MANDATORY BECAUSE UBS AG MAY ELECT TO SHIFT THE DIVIDEND PREFERENCE FROM THE COMPANY PREFERRED SECURITIES TO THE COMPANY COMMON SECURITIES EXCEPT TO THE EXTENT OF FULL OR PROPORTIONAL MANDATORY DIVIDENDS.

UBS Preferred Funding Company's Amended and Restated Limited Liability Company Agreement, which we sometimes refer to as its LLC Agreement, provides that, except to the extent of full or proportional mandatory dividends, the dividend preference of the company preferred securities may at UBS AG's option shift to the company common securities on any dividend payment date. As a result, the corresponding interest payment received by UBS Preferred Funding Company on the subordinated notes or other eligible investments may be returned as dividends to UBS AG, as holder of company common securities, before any dividends are paid on the company preferred securities.

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RISK FACTORS
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UBS AG IS NOT OBLIGATED TO MAKE PAYMENTS UNDER THE UBS AG SUBORDINATED GUARANTEE UNLESS IT FIRST MAKES OTHER REQUIRED PAYMENTS.


UBS AG's obligations under the UBS AG subordinated guarantee are unsecured and rank subordinate and junior in right of payment to all of UBS AG's other liabilities, except for liabilities that rank equally with the UBS AG subordinated guarantee. This means that if UBS AG fails to pay any liability that is senior to the UBS AG subordinated guarantee, it may not make payments on the UBS AG subordinated guarantee. As of 31 March 2001, UBS AG had CHF 597 billion of other debt obligations that are senior to UBS AG's obligations under the UBS AG subordinated guarantee.


Also, if UBS AG is bankrupt or liquidates or dissolves, UBS AG or its trustee will use assets of UBS AG to satisfy all liabilities ranking senior to the UBS AG subordinated guarantee before making payments on the UBS AG subordinated guarantee. Parity obligations will share equally in payment with the UBS AG subordinated guarantee if UBS AG does not have sufficient funds to make full payments on all of them. The entitlement of the holders of company preferred securities under the UBS AG subordinated guarantee in a liquidation of UBS AG will be substantially the same as, and no greater than, the claim such holders would have been entitled to if they had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.

UBS PREFERRED FUNDING TRUST MAY REDEEM THE TRUST PREFERRED SECURITIES IF CERTAIN ADVERSE CONSEQUENCES OCCUR AS A RESULT OF THE APPLICATION OF SWISS OR U.S. REGULATIONS OR TAX OR INVESTMENT COMPANY LAW AND CERTAIN CONDITIONS ARE SATISFIED.

If certain consequences occur, which are more fully described below in this prospectus, as a result of application of Swiss or U.S. regulations or tax or investment company law and certain other conditions that are more fully described below are satisfied, UBS Preferred Funding Company could redeem the company preferred securities before the dividend payment date in October 2010. If the company preferred securities are redeemed, UBS Preferred Funding Trust will redeem the trust preferred securities. The redemption price is described below under "Description of Company Preferred Securities--Redemption." You may be unable to reinvest the proceeds of a redemption at a yield comparable to the yield you are receiving on the trust preferred securities.

YOU COULD SUFFER ADVERSE TAX AND LIQUIDITY CONSEQUENCES IF UBS AG LIQUIDATES UBS PREFERRED FUNDING TRUST AND DISTRIBUTES THE COMPANY PREFERRED SECURITIES TO YOU.

UBS AG has the right to liquidate UBS Preferred Funding Trust in some circumstances. If UBS AG exercises this right, the company preferred securities will be distributed to you in an amount corresponding to the amount of trust preferred securities you hold. If the company trust preferred securities are distributed to you:

- you will receive reports of your income in respect of the company preferred securities on Schedule K-1,

- the company preferred securities will be in definitive certificated form and will not be eligible for trading through DTC, Euroclear or Clearstream,

- the trading value of the company preferred securities you receive may be lower than the trading value of the trust preferred securities, and, as a result, you may receive a lower return upon the sale of the company preferred securities, and

- you may incur an additional tax liability in excess of what you originally contemplated. Under current U.S. federal income tax law, a distribution of company preferred securities to you on the dissolution of UBS Preferred Funding Trust should not be a taxable event to you. However, if UBS

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RISK FACTORS
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   Preferred Funding Trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of company preferred securities may be a taxable event to you.

YOU MAY NOT RECEIVE DISTRIBUTIONS OR REDEMPTION PAYMENTS IF THE SWISS FEDERAL BANKING COMMISSION RESTRICTS THE OPERATIONS OF UBS PREFERRED FUNDING COMPANY.

The Swiss Federal Banking Commission could make determinations in the future with respect to UBS AG that could adversely affect UBS Preferred Funding Company's ability to make distributions to the holders of company preferred securities or to redeem the company preferred securities. For example, the Swiss Federal Banking Commission could impose regulatory capital requirements that cause, or otherwise request or instruct UBS AG to cause, UBS Preferred Funding Company not to pay dividends on or redeem the company preferred securities at times when UBS Preferred Funding Company otherwise is entitled to do so.

BECAUSE YOU HAVE LIMITED VOTING RIGHTS AND UBS AG IS INVOLVED IN VIRTUALLY EVERY ASPECT OF UBS PREFERRED FUNDING COMPANY'S EXISTENCE, YOU COULD SUFFER ADVERSE CONSEQUENCES FROM UBS PREFERRED FUNDING COMPANY ACTING CONTRARY TO YOUR INTERESTS.

The company preferred securities will be non-voting, expect in the limited cases described under "Description of Company Preferred Securities--Voting Rights."

UBS AG is involved in virtually every aspect of UBS Preferred Funding Company's existence. UBS AG will be the sole holder of the company common securities. As holder of all outstanding company common securities, UBS AG will have the right to elect all directors of UBS Preferred Funding Company except for the situation where the holders of company preferred securities have the right to elect two directors as described under "Description of Company Preferred Securities--Voting Rights." The initial (and UBS Preferred Funding Company anticipates that all future) directors of UBS Preferred Funding Company will also be directors or employees of UBS AG or its affiliates. Conflicts of interest may arise between the discharge by such individuals of their duties as directors of UBS Preferred Funding Company, on the one hand, and as directors or employees of UBS AG and its affiliates, on the other hand.

Decisions with respect to enforcement of the subordinated notes issued by the Cayman Islands Branch of UBS AG and actions to be taken by UBS Preferred Funding Company upon a default by UBS AG under them will be made by the board of directors of UBS Preferred Funding Company by majority vote. There can be no assurance that, under any circumstances, enforcement action will be taken by UBS Preferred Funding Company with respect to a default under the subordinated notes. However, UBS AG's failure to perform its obligations under the subordinated notes will not relieve it of its obligations under the UBS AG subordinated guarantee. See "Description of UBS AG Subordinated Guarantee."

UBS AG and its affiliates may have interests which are different from those of UBS Preferred Funding Company. As a result, conflicts of interest may arise with respect to transactions, including UBS Preferred Funding Company's administration of the subordinated notes.

UBS Preferred Funding Company and UBS AG intend that any agreements and transactions between UBS Preferred Funding Company, on the one hand, and UBS AG or its affiliates, on the other hand, be established in good faith and, to the extent deemed advisable by UBS AG, reflect arm's-length terms for such types of transactions. The LLC Agreement of UBS Preferred Funding Company requires that certain actions of UBS Preferred Funding Company be approved by the holders of company preferred securities; this requirement is also intended to ensure fair dealings between UBS Preferred Funding Company and UBS AG and its affiliates. However, there can be no assurance that such agreements or

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RISK FACTORS
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transactions will be on terms as favorable to UBS Preferred Funding Company as those that could have been obtained from unaffiliated third parties.

WE CANNOT GIVE YOU ANY ASSURANCE AS TO THE MARKET PRICES FOR THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED SECURITIES.

We cannot give you any assurance as to the market prices for the trust preferred securities or the company preferred securities because there is no prior market for these securities. In addition, because the trust preferred securities are deeply subordinated securities and payment of dividends on the company preferred securities may be limited by the capital limitation or by lack of sufficient available distributable profits, the market prices of the trust preferred securities or company preferred securities, as applicable, may be more volatile than other securities not having such provisions.

Although the underwriters of the trust preferred securities have informed UBS Preferred Funding Company and UBS AG that they intend to make a market in the trust preferred securities, the underwriters are not obligated to do so, and any such market-making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time.

YOU WILL NOT BE ENTITLED TO RECOVER CERTAIN MISSED PAYMENTS BECAUSE OF THE NONCUMULATIVE NATURE OF DIVIDENDS ON THE COMPANY PREFERRED SECURITIES AND RELATED DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES.

If UBS Preferred Funding Company does not make a payment or only makes a partial payment on a dividend payment date as a result of a capital limitation, a lack of available distributable profits or a properly delivered "no dividend instruction," you will not be entitled to recover that missed payment.

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Cautionary Note Regarding Forward-Looking Information


This prospectus contains or incorporates statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words "anticipate," "believe," "expect," "estimate," "intend," "plan," "should," "could," "may" and other similar expressions are used in connection with forward-looking statements. In this prospectus, forward-looking statements may, without limitation, relate to:



- The implementation of strategic initiatives, such as the implementation of the European wealth management strategy and a new business model for the UBS Capital business unit.



-  The development of revenues overall and within specific business areas.



-  The development of operating expenses.



- The anticipated level of capital expenditures and associated depreciation expense.



- The expected impact of the risks that affect UBS's business, including the risk of loss resulting from the default of an obligor or counterparty.



-  Expected credit losses based upon UBS's credit review.



- Other statements relating to UBS's future business development and economic performance.


There can be no assurance that forward-looking statements will approximate actual experience. Several important factors exist that could cause UBS's actual results to differ materially from expected results as described in the forward-looking statements. Such factors include:


- General economic conditions, including prevailing interest rates and performance of financial markets, which may affect demand for products and services.



-  Changes in UBS's expenses associated with acquisitions and dispositions.



- UBS's and PaineWebber's ability to achieve anticipated cost savings and efficiencies from their merger, to integrate their sales and distribution channels in a timely manner and to retain their key employees.



-  General competitive factors, locally, nationally, regionally and globally.



-  Industry consolidation and competition.



- Changes affecting the banking industry generally and UBS's banking operations specifically, including asset quality.



-  Developments in technology.



-  Credit ratings and the financial position of obligors and counterparties.



-  UBS's ability to control risk in its businesses.



- Changes in federal tax laws, which could adversely affect the tax advantages of certain of UBS's products and subject it to increased taxation.



- Changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars.



You should also consider other risks and uncertainties discussed in the documents that are incorporated by reference into this prospectus.



UBS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


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Where You Can Find More Information



UBS AG files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC. You may also inspect UBS AG's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006. Copies of these documents will, so long as any trust preferred securities are outstanding, be available for inspection during usual business hours at the specified office of the Luxembourg Paying Agent.



We have filed a registration statement under the Securities Act of 1933, originally on Form F-1 and as amended on Form F-3, with the SEC covering the trust preferred securities, the company preferred securities and the UBS AG subordinated guarantee. For further information on the trust preferred securities, the company preferred securities, the UBS AG subordinated guarantee, UBS Preferred Funding Trust, UBS Preferred Funding Company and UBS, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement. Copies of these documents will, so long as any trust preferred securities are outstanding, be available for inspection during usual business hours at the specified office of the Luxembourg Paying Agent.



Incorporation of Information About UBS



The SEC allows us to "incorporate by reference" into this prospectus the information that UBS AG files with them, which means that:



      -- The incorporated documents are considered part of this prospectus;



      -- We can disclose important information to you by referring you to those documents; and



      -- Information that we file with the SEC will automatically be considered to update and supersede the information in this prospectus.



We incorporate by reference into this prospectus:



      -- UBS AG's Annual Report on Form 20-F for the year ended 31 December
         2000, which UBS AG filed with the SEC on 15 March 2001;



      -- UBS AG's Form 6-K, which UBS AG filed with the SEC on 8 May 2001, containing the financial statements of PaineWebber for the year ended 31 December 1999;



      -- UBS AG's Form 6-K, which UBS AG filed with the SEC on 15 May 2001, containing the pro forma financial statement of UBS AG and PaineWebber for the year ended 31 December 2000, as if the merger between PaineWebber and UBS Americas Inc., a wholly-owned subsidiary of UBS AG, had occurred on 1 January 2000; and


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      -- UBS AG's Form 6-K, which UBS AG filed with the SEC on 15 May 2001, containing the unaudited financial statements of UBS AG for the quarter ended 31 March 2001.



All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus.



Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that it is modified or superseded by a statement that is in this prospectus or in any later filed document that is or is deemed to be incorporated by reference. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.



You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:



     UBS AG


    Investor Relations G41B


    P.O. Box


    CH-8098 Zurich


    Phone: 011-41-1-234 41 00


    Fax: 011-41-1-234 34 15


    E-mail: SH-investorrelations@ubs.com


    Internet: www.ubs.com/investor-relations



You may also obtain a copy of any documents that we incorporate by reference in this prospectus, at no cost, at the office of the Luxembourg Paying Agent.


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Presentation of Financial Information



UBS's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.



The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.



                                                                 AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                        HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
1996.....................................    0.8641    0.7399        0.8090            0.7468
1997.....................................    0.7446    0.6510        0.6890            0.6845
1998.....................................    0.7731    0.6485        0.6894            0.7281
1999.....................................    0.7361    0.6244        0.6605            0.6277
2000.....................................    0.6441    0.5479        0.5912            0.6172
                                             ------    ------        ------            ------



                   MONTH                      HIGH      LOW
-------------------------------------------------------------
November 2000..............................  0.5759    0.5529
December 2000..............................  0.6172    0.5785
January 2001...............................  0.6240    0.6031
February 2001..............................  0.6124    0.5910
March 2001.................................  0.6073    0.5760
April 2001.................................  0.5908    0.5755


------------

(1) The average of the noon buying rates on the last business day of each full month during the relevant period.


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Limitations on Enforcement of U.S. Laws against UBS AG,


its Management and Others



UBS AG is a Swiss bank. Many of its directors and executive officers, including all of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by Bar & Karrer, Swiss counsel to UBS AG, that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.


                                                                        31 MARCH 2001
                                                                  CHF             USD
-------------------------------------------------------------------------------------
                                                                   (in millions)
Debt
  Debt issued...............................................  163,128       94,157
                                                              -------      -------
  Total Debt................................................  163,128       94,157
Minority Interest...........................................    3,005        1,734
Shareholders' Equity........................................   43,380       25,039
                                                              -------      -------
Total capitalization(1).....................................  209,513      120,931
                                                              =======      =======


------------

(1) There has been no material change in the capitalization of UBS since 31 March 2001.



Swiss franc (CHF) amounts have been translated into U.S. dollars (USD)at the rate of CHF 1 = USD 0.5772.


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UBS



The UBS Group is one of the world's leading financial firms. It combines financial strength with a reputation for innovation and a global culture that embraces change.



Based on assets under management, UBS is the world's largest provider of private banking services and one of the largest asset managers globally. In the investment banking and securities businesses, UBS is among the select bracket of major global houses. In Switzerland, UBS is the clear market leader in retail and corporate banking.



UBS is managed through three Business Groups and its Corporate Center. UBS's Business Groups are:



-UBS Switzerland



-UBS Asset Management



-UBS Warburg



Each of the Business Groups benefits from its place in the UBS Group, with products from wholesale businesses distributed through the retail businesses, and the combined resources and expertise of all UBS's businesses available to its clients.



The Business Groups and UBS's Corporate Center are summarized below. Further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, is contained in UBS's Annual Report on Form 20-F for the year ended 31 December 2000 (the "Form 20-F"), which is incorporated by reference into this prospectus.



UBS SWITZERLAND has the world's largest private banking business, based on assets under management, with CHF 681 billion in client assets at 31 December 2000. UBS Private Banking provides a comprehensive range of products and services tailored specifically for wealthy clients from Switzerland and around the world. UBS Switzerland also provides a complete set of banking and securities services from some four million individual and corporate clients in Switzerland.



UBS ASSET MANAGEMENT is a leading institutional asset manager and mutual fund provider based on assets under management, with client assets of CHF 496 billion at 31 December 2000. It offers a broad range of asset management services and products to institutional and retail clients across the world. Its key institutional brands include Brinson Partners and Brinson Advisors in the U.S. and Phillips & Drew in the U.K.



UBS WARBURG operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and the other parts of the UBS Group, UBS Warburg provides product innovation, high quality research and advice and broad access to the world's capital markets. UBS PaineWebber, the fourth largest private client firm in the U.S., joined UBS Warburg in November 2000. Its 8,900 financial advisors provide a full range of wealth management services to over 2 million affluent households in the United States, with assets of CHF 794 billion at 31 December 2000.



CORPORATE CENTER coordinates the activities of the Business Groups, with the goal of making the whole worth more than the sum of the parts. Its functions include finance and accounting; risk management and control; communications and marketing; compliance; legal; and treasury management.



UBS was formed on 29 June 1998, by the merger of two of Switzerland's leading financial services groups, Union Bank of Switzerland (founded 1860) and Swiss Bank Corporation (founded 1854). UBS is incorporated and domiciled in Switzerland and is a publicly-owned company, with its shares listed on the Zurich, New York and Tokyo stock exchanges.


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UBS

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UBS employs approximately 71,000 people, 42% in Switzerland and 40% in the U.S. With headquarters in Zurich, Switzerland and Basel, Switzerland, UBS has a presence in major financial centers worldwide and a total of approximately 1500 offices in over 50 countries. The addresses and telephone numbers of its headquarters are Bahnhofstrasse 45, Zurich, Switzerland, telephone 011 41-1-234 11 11; and Aeschenvorstadt 1, Basel, Switzerland, telephone 011 41-61-288 20 20.


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UBS Preferred Funding Trust I

UBS Preferred Funding Trust I is a statutory business trust that UBS AG created under the Delaware Business Trust Act, as amended, on 18 September 2000 pursuant to an initial trust agreement entered into by UBS AG and by the filing of a certificate of trust with the Secretary of State of the State of Delaware. The initial trust agreement was amended and restated as the Amended and Restated Trust Agreement between UBS Preferred Funding Company, as grantor, and Wilmington Trust Company, as trustee. We have qualified the Amended and Restated Trust Agreement as an indenture under the Trust Indenture Act of 1939, as amended. UBS Preferred Funding Trust will be treated as a grantor trust for U.S. federal income tax purposes, meaning that investors in trust preferred securities will generally be treated as if they owned their proportionate shares of the company preferred securities owned by UBS Preferred Funding Trust.


UBS AG formed UBS Preferred Funding Trust for the purpose of:


     -  issuing the trust preferred securities,

     - investing the proceeds of the trust preferred securities in the company preferred securities, which benefit from the related UBS AG subordinated guarantee, and

     -  engaging in any related or incidental activities.

The only assets of UBS Preferred Funding Trust will be the company preferred securities and the related rights of UBS Preferred Funding Trust under the UBS AG subordinated guarantee. The Amended and Restated Trust Agreement does not permit UBS Preferred Funding Trust to acquire any other assets, issue any other equity securities or any debt securities, or engage in any other activities. All expenses and liabilities of UBS Preferred Funding Trust will be paid by the Stamford branch of UBS AG, except that if the trustee of UBS Preferred Funding Trust incurs fees, charges or expenses at the request of a holder of trust preferred securities or other person for which UBS Preferred Funding Trust is not otherwise liable under the Amended and Restated Trust Agreement, that holder or other person will be liable for such fees, charges and expenses.


The total capitalization of UBS Preferred Funding Trust, as adjusted to give effect to the offering of the trust preferred securities (based on proceeds of USD1,500,000,000 before deduction of expenses) and the use of the proceeds from the offering, was USD1,500,000,000. As of the date of issuance and giving effect to the issuance, the authorized and issued capital of UBS Preferred Funding Trust consisted of trust preferred securities having an aggregate liquidation amount of USD1,500,000,000, issuable in denominations of USD1,000 liquidation amount per trust preferred security and integral multiples of USD1,000.


The Amended and Restated Trust Agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the trustee or any other holder of trust preferred securities, each holder of trust preferred securities will be entitled to enforce, in the name of UBS Preferred Funding Trust, the rights of UBS Preferred Funding Trust under the company preferred securities and the UBS AG subordinated guarantee represented by the trust preferred securities held by such holder. A holder of trust preferred securities may at any time upon written notice withdraw and hold directly the underlying company preferred securities represented by such trust preferred securities, in which case such holder will be entitled to directly enforce its rights under the UBS AG subordinated guarantee.

The principal executive offices of UBS Preferred Funding Trust are c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

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UBS Preferred Funding Company LLC I

INTRODUCTION

UBS Preferred Funding Company LLC I is a limited liability company that UBS AG formed under the Delaware Limited Liability Company Act, as amended, on 18 September 2000 pursuant to an initial limited liability company agreement entered into by UBS AG and by filing a certificate of formation with the Secretary of State of the State of Delaware. The initial limited liability company agreement was amended and restated as the Amended and Restated Limited Liability Company Agreement, which we sometimes refer to as the LLC Agreement. UBS Preferred Funding Company will be treated as a partnership for U.S. federal income tax purposes.


UBS AG formed UBS Preferred Funding Company for the purpose of:


     -  issuing the company common securities to UBS AG,

     - issuing the company preferred securities, initially to UBS Preferred Funding Trust,

     - investing the proceeds of the company common securities and the company preferred securities in (1) initially, subordinated notes issued by the Cayman Islands branch of UBS AG with an aggregate principal amount of USD1,500,000,000 and (2) other securities issued by UBS AG acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of UBS AG (together, "eligible investments"), and

     -  engaging in any related or incidental activities.


The total capitalization of UBS Preferred Funding Company, as adjusted to give effect to the offering of the company preferred securities (based on proceeds of USD1,500,000,000 before deduction of expenses) and the use of proceeds from the offering, was USD1,500,002,000. As of the date of issuance and giving effect to the issuance, the authorized and issued capital of UBS Preferred Funding Company consisted of company common securities representing securityholders' equity of USD2,000 and company preferred securities with an aggregate liquidation preference of USD1,500,000,000, issuable in denominations of USD1,000 liquidation preference per company preferred security and integral multiples of USD1,000. UBS Preferred Funding Company has no outstanding debt after giving effect to the offering and the use of the proceeds from the offering.


UBS Preferred Funding Company will apply the income generated by the subordinated notes and other eligible investments to pay dividends to UBS Preferred Funding Trust, as holder of company preferred securities, and UBS AG, as holder of the company common securities. UBS Preferred Funding Trust will then pass the dividends it receives on the company preferred securities through to the holders of trust preferred securities as distributions on the trust preferred securities.

UBS AG purchased all of the company common securities for USD2,000. UBS treats the company preferred securities as Tier 1 capital for purposes of the relevant regulatory capital guidelines of the Swiss Federal Banking Commission. UBS AG has agreed with UBS Preferred Funding Company in the LLC Agreement that, as long as any company preferred securities are outstanding, UBS AG will continue to own, directly or indirectly, 100% of the outstanding company common securities. UBS Preferred Funding Company has also covenanted to maintain "UBS" as part of its name for as long as any trust preferred securities of UBS Preferred Funding Trust remain outstanding unless, because of a merger or other business combination involving UBS AG or a change by UBS AG of its own name, inclusion of "UBS" as part of UBS Preferred Funding Company's name is no longer appropriate.

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UBS PREFERRED FUNDING COMPANY LLC I
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UBS AG has also agreed in the LLC Agreement that it will from time to time either (i) contribute (or cause others, including the Stamford branch of UBS AG, to contribute) to UBS Preferred Funding Company such additional funds as are necessary in order to enable UBS Preferred Funding Company to pay its operating expenses on or before any date when any such operating expenses are due or (ii) directly pay UBS Preferred Funding Company's operating expenses then due and payable and not otherwise paid. "Operating expenses" generally means all expenses and obligations of UBS Preferred Funding Company, but does not include any payments on the company preferred securities or company common securities.

The principal executive offices of UBS Preferred Funding Company are located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

ACTIVITIES OF UBS PREFERRED FUNDING COMPANY

GENERAL
UBS Preferred Funding Company's principal business objective is to acquire and hold eligible investments, which include:

     - initially, subordinated notes issued by the Cayman Islands branch of UBS AG with an aggregate principal amount of USD1,500,000,000, and

     - other securities issued by UBS AG acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of UBS AG.

UBS Preferred Funding Company will apply the net income generated by the subordinated notes and other eligible investments to pay dividends to UBS Preferred Funding Trust, as holder of company preferred securities, and UBS AG, as holder of the company common securities. UBS Preferred Funding Trust will then pass through the dividends it receives on the company preferred securities to the holders of trust preferred securities as distributions on the trust preferred securities. Although UBS Preferred Funding Company may (with the consent of the holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and company parity preferred securities, voting together as a single class) issue additional preferred securities as described under "Description of Company Preferred Securities," UBS Preferred Funding Company has no present intention to do so.

DIVIDENDS
UBS Preferred Funding Company currently expects to pay an aggregate amount of dividends with respect to its outstanding company common securities and company preferred securities equal to approximately 100% of the interest and other income it receives on the subordinated notes and any other eligible investments.

The LLC Agreement of UBS Preferred Funding Company:

     - precludes UBS Preferred Funding Company from incurring any indebtedness for borrowed money (and UBS Preferred Funding Company does not anticipate having any material liabilities), and

     - requires approval of holders of at least 66 2/3% of the outstanding company preferred securities and any outstanding company parity preferred securities (based on the aggregate liquidation preference), voting together as a single class, before dividends on the company preferred securities can be paid out of any source other than interest income received on the subordinated notes or interest or dividend income received on other eligible investments.

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Under the Delaware Limited Liability Company Act, UBS Preferred Funding Company may not pay dividends or other distributions on company common securities or company preferred securities--even if such payments are "mandatory"--if, after making the distributions, UBS Preferred Funding Company's liabilities would exceed the fair value of its assets. However, UBS Preferred Funding Company does not expect to have any material liabilities, so UBS Preferred Funding Company does not anticipate that this restriction will affect its ability to pay dividends on the company preferred securities.

Dividends on the company preferred securities will in any event be required to be paid up to the mandatory dividend payment amount on any mandatory dividend payment date, unless there is a capital limitation on such date. See "Description of Company Preferred Securities--Dividends--Mandatory Dividends."

INVESTMENT POLICIES
UBS Preferred Funding Company's initial investment policies were established pursuant to the LLC Agreement. Under its investment policies, UBS Preferred Funding Company may not hold or invest in any securities other than eligible investments as described above under "--Introduction."

The investment policies require that:

     - the terms of any eligible investments other than the subordinated notes purchased by UBS Preferred Funding Company be established in good faith and, to the extent deemed advisable by UBS AG, reflect arm's-length terms at the time of purchase, and the purchase by UBS Preferred Funding Company of such eligible investments be approved by the affirmative vote of a majority of its entire board of directors, and

     - UBS Preferred Funding Company maintain its assets in a manner that will not require UBS Preferred Funding Company to be registered as an investment company under the Investment Company Act of 1940.

The investment policies of UBS Preferred Funding Company may be amended only by the affirmative vote of holders of at least 66 2/3% of the outstanding company preferred securities and any outstanding company parity preferred securities (based on the aggregate liquidation preference), voting together as a single class. Although UBS AG and UBS Preferred Funding Company do not anticipate that UBS Preferred Funding Company will sell the subordinated notes (and no market for them is expected to develop), were UBS Preferred Funding Company to do so, UBS Preferred Funding Company would be required to invest the proceeds of the sale in accordance with UBS Preferred Funding Company's investment policies as they exist at the time of such sale.

ADMINISTRATION AGREEMENT
Before issuing the company preferred securities, UBS Preferred Funding Company entered into an administration agreement with the Stamford branch of UBS AG, under which the Stamford branch provides (or causes others to provide) accounting, legal, tax and other support services to UBS Preferred Funding Company, assists UBS Preferred Funding Company in complying with pertinent U.S. and Swiss local, state and federal laws, and provides administrative, record keeping and secretarial services to UBS Preferred Funding Company. Under the administration agreement, UBS Preferred Funding Company has agreed to reimburse the provider of these services for the value of services provided by such provider to UBS Preferred Funding Company on an arm's-length basis.

UBS Preferred Funding Company maintains company records that are separate from those of UBS AG or any of its affiliates. None of the officers, employees or directors of UBS Preferred Funding Company has any direct or indirect pecuniary interest in any security to be acquired or disposed of by UBS

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Preferred Funding Company or in any transaction in which UBS Preferred Funding Company has an interest.

MANAGEMENT OF UBS PREFERRED FUNDING COMPANY

DIRECTORS AND EXECUTIVE OFFICERS
The LLC Agreement of UBS Preferred Funding Company provides that its board of directors will at all times include not less than three and not more than five members. The board of directors includes three members. The directors are designated as "managers" of UBS Preferred Funding Company within the meaning of the Delaware Limited Liability Company Act. The directors will serve until their successors are duly elected and qualified. UBS Preferred Funding Company has no present intention to alter the number of directors comprising the board of directors.

UBS Preferred Funding Company has three officers. The directors and executive officers of UBS Preferred Funding Company are:

NAME                          POSITION AND OFFICES HELD
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Robert Mills                  Managing Director and President
Per Dyrvik                    Director and Treasurer
Robert Dinerstein             Director and Secretary

Each of the initial directors and officers of UBS Preferred Funding Company is an individual who is an officer or employee of UBS AG or its affiliates. UBS Preferred Funding Company currently anticipates that all officers of UBS Preferred Funding Company will also be officers or employees of UBS AG or its affiliates.

ADDITIONAL DIRECTORS
If at any time the aggregate of unpaid dividends on the company preferred securities or any company parity preferred securities equals or exceeds an amount equal to three semi-annual dividend payments, the holders of company preferred securities and any company parity preferred securities, voting together as a single class, will have the exclusive right to elect two additional directors. Holders of a majority (based on the aggregate liquidation preference) of company preferred securities and company parity preferred securities may exercise this right by written consent or at a meeting of such holders called for such purpose. The LLC Agreement of UBS Preferred Funding Company provides that this meeting may be called at the request of any holder of company preferred securities or company parity preferred securities. This right will continue either until all unpaid dividends have been paid in full or until full dividends have been paid on the company preferred securities for two consecutive dividend periods. While this right continues, any vacancy in the office of the additional directors may be filled only by the holders of company preferred securities and company parity preferred securities voting as described above.

INDEMNIFICATION AND INSURANCE FOR DIRECTORS
The LLC Agreement of UBS Preferred Funding Company provides that:

     - its directors have no personal liability to UBS Preferred Funding Company or the holders of company common securities or company preferred securities for monetary damages (i) for voting not to take enforcement action with respect to the subordinated notes or any other eligible investments owned by UBS Preferred Funding Company, or (ii) at any time for breach of any such director's fiduciary duty, if any, except for such director's gross negligence or willful misconduct,

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     - UBS Preferred Funding Company will indemnify any director or officer for any liability and related expenses, including reasonable counsel's fees, arising out of such director's or officer's status as a director or officer of UBS Preferred Funding Company, except for liability determined by a court of competent jurisdiction to have arisen out of such director's or officer's gross negligence or willful misconduct,

     - the right to indemnification is a contract right and the LLC Agreement will set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the LLC Agreement of UBS Preferred Funding Company, and

     - UBS Preferred Funding Company may purchase and maintain insurance to protect any director or officer against any liability asserted against, or incurred by, him or her, arising out of his or her status as a director or officer.

COMMON SECURITIES OF UBS PREFERRED FUNDING COMPANY

Holders of company common securities will receive dividends out of interest payments received by UBS Preferred Funding Company on the subordinated notes and other eligible investments, if any, not required to be applied to fund dividends with respect to the company preferred securities or expenses of UBS Preferred Funding Company. However, as long as the company preferred securities or the company parity preferred securities are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to company common securities unless full dividends on all series of the company preferred securities have been paid (except as otherwise described under "Description of Company Preferred Securities--Ranking and Liquidation Preference"). See "Description of Company Preferred Securities--Dividends."

Subject to the rights, if any, of the holders of company preferred securities (to the limited extent described herein) and any other series of the company parity preferred securities, all voting rights are vested in the company common securities. Holders of company common securities are entitled to vote in proportion to the stated amounts represented by their company common securities. All issued and outstanding shares of company common securities are held by UBS AG.

If UBS Preferred Funding Company dissolves, liquidates or winds up (whether voluntary or involuntary) after all debts and liabilities of UBS Preferred Funding Company have been satisfied and there have been paid or set aside for the holders of company preferred securities the full preferential amounts to which such holders are entitled, the holders of the company common securities will be entitled to share equally and ratably in any assets remaining.

PREFERRED SECURITIES OF UBS PREFERRED FUNDING COMPANY

Subject to limitations prescribed by Delaware law and UBS Preferred Funding Company's LLC Agreement, the board of directors of UBS Preferred Funding Company or, if then constituted, a duly authorized committee of the board of directors is authorized to issue (with the consent of the holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and company parity preferred securities, voting together as a single class), from the authorized but unissued capital shares of UBS Preferred Funding Company, additional series of preferred securities of the UBS Preferred Funding Company ranking on a parity with the company preferred securities in such series as the board of directors (or committee) may determine and to establish, from time to time, the number or amount by aggregate liquidation preference of shares (if applicable) of such series to be included in any such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption

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of the securities of any such series, and such other subjects or matters as may be fixed by resolution of the board of directors. However, UBS Preferred Funding Company's LLC Agreement precludes:

     - the issuance of any other classes or series of equity securities that are senior to the company preferred securities, either as to dividends or as to rights upon dissolution, liquidation or winding up of UBS Preferred Funding Company, without the approval of each holder of company preferred securities, and

     - the issuance of any company parity preferred securities without the approval of 66 2/3% of the holders of company preferred securities and unless the UBS AG subordinated guarantee is amended so that such additional company parity preferred securities benefit from the UBS AG subordinated guarantee in substantially the same manner as the company preferred securities without any adverse effect on the holders of company preferred securities. See "Description of Company Preferred Securities--Voting Rights."

No additional payments will be required pursuant to the Delaware Limited Liability Company Act for the company parity preferred securities to represent limited liability company interests in UBS Preferred Funding Company upon issuance against full payment of the purchase price for the company parity preferred securities. The specific terms of a particular series of the company parity preferred securities are described in the certificate of designation (as defined in UBS Preferred Funding Company's LLC Agreement) incorporated into UBS Preferred Funding Company's LLC Agreement relating to that series, except in the case of shares of the company preferred securities where the terms thereof are set forth in UBS Preferred Funding Company's LLC Agreement.

LEGAL PROCEEDINGS

UBS Preferred Funding Company is not the subject of any litigation. None of UBS Preferred Funding Company, UBS AG or any of its affiliates is currently involved in nor, to UBS Preferred Funding Company's knowledge, currently threatened with any litigation with respect to the subordinated notes or any aspect of UBS Preferred Funding Company's operations.

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Use of Proceeds

UBS Preferred Funding Trust used the net proceeds of USD1,500,000,000 from the sale of the trust preferred securities to purchase the company preferred securities.

UBS Preferred Funding Company used the net proceeds of USD1,500,000,000 from the sale of the company preferred securities to UBS Preferred Funding Trust to acquire USD1,500,000,000 aggregate principal amount of subordinated notes issued by the Cayman Islands branch of UBS AG. See "UBS Preferred Funding Company LLC I--Activities of UBS Preferred Funding Company."


UBS AG used the net proceeds of USD1,500,000,000 from the sale of the subordinated notes issued by its Cayman Island branch for general corporate purposes, including paying certain expenses related to the offering and funding a portion of the purchase price of PaineWebber.



All of the sales of securities under this prospectus will be market-making transactions--that is, transactions in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. Only the entity that carries out a particular market-making transaction will receive any of the proceeds from the resale of the securities. In general, we expect that the entity that resells any particular securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Preferred Funding Trust, to UBS Preferred Funding Company or, when the resales are not made by UBS AG, to UBS AG.


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Description of Trust Preferred Securities

UBS Preferred Funding Trust issued the trust preferred securities under the terms of its Amended and Restated Trust Agreement. We have qualified the Amended and Restated Trust Agreement as an indenture under the Trust Indenture Act. The terms of the trust preferred securities include both those stated in the Amended and Restated Trust Agreement and the Delaware Business Trust Act and those made part of the Amended and Restated Trust Agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the trust preferred securities is not complete and is subject to, and qualified in its entirety by reference to, the Amended and Restated Trust Agreement, the Delaware Business Trust Act and the Trust Indenture Act. We have filed a copy of the Amended and Restated Trust Agreement as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

The trust preferred securities are certificates of beneficial interest in the assets of UBS Preferred Funding Trust, the terms of which are set forth in the Amended and Restated Trust Agreement.

The trust preferred securities may be issued in denominations of USD1,000 liquidation amount and whole-number multiples of USD1,000. The aggregate liquidation amount of the trust preferred securities offered by this prospectus is USD1,500,000,000. Each trust preferred security represents a corresponding amount of the company preferred securities, together with related rights under the UBS AG subordinated guarantee.

The trustee of UBS Preferred Funding Trust will hold the company preferred securities and the related rights under the UBS AG subordinated guarantee deposited in UBS Preferred Funding Trust for the benefit of the holders of trust preferred securities. The Amended and Restated Trust Agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the trustee or any other holder of trust preferred securities, each holder of trust preferred securities will be entitled to enforce, in the name of UBS Preferred Funding Trust, the rights of UBS Preferred Funding Trust under the company preferred securities and the related rights under the UBS AG subordinated guarantee represented by the trust preferred securities held by such holder. The trust preferred securities may be exchanged for the underlying company preferred securities as described under "--Withdrawal of the Company Preferred Securities."

The funds of UBS Preferred Funding Trust available for distribution to the holders of trust preferred securities will be limited to payments received from UBS Preferred Funding Company as dividends, redemption payments and liquidation payments on the company preferred securities and to payments received from UBS AG pursuant to the UBS AG subordinated guarantee of those payments. See "Description of Company Preferred Securities." UBS Preferred Funding Trust will distribute such payments, upon their receipt, to the holders of trust preferred securities on a pro rata basis. If UBS Preferred Funding Company does not pay any semi-annual dividend on the company preferred securities when it is required to and UBS AG does not perform its obligations under the UBS AG subordinated guarantee, UBS Preferred Funding Trust will not have sufficient funds to make the related semi-annual distribution payment on the trust preferred securities.


The trust preferred securities are listed on the Luxembourg Stock Exchange.


DISTRIBUTIONS

Each trust preferred security represents a corresponding amount of the company preferred securities, together with the related rights under the UBS AG subordinated guarantee. UBS Preferred Funding

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Trust will make semi-annual or quarterly distributions or other mandatory distributions on the trust preferred securities concurrently with, and in the same amount as, the semi-annual or quarterly dividends or special dividends on the company preferred securities. See "Description of Company Preferred Securities--Dividends." Accordingly, to the extent that dividends are paid on the company preferred securities, distributions on the trust preferred securities will accrue from the date of original issue and be paid on the liquidation amount of the trust preferred securities as follows:

    - semi-annually in arrears on the dividend payment dates regularly scheduled to occur in April and October of each year, commencing 1 April 2001, for each dividend period through the dividend period ending on the dividend payment date in October 2010, at a fixed rate per annum equal to 8.622% (calculated on the basis of a 360-day year consisting of twelve 30-day months), and

    - thereafter, quarterly in arrears on the dividend payment dates regularly scheduled to occur in January, April, July and October of each year, at a floating rate per annum equal to 3.07% above three-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

For details on the calculation and payment of dividends see "Description of Company Preferred Securities--Dividends." Whenever, and to the extent, UBS Preferred Funding Trust receives any cash payments representing a semi-annual dividend, special dividend or redemption payment on the company preferred securities, UBS Preferred Funding Trust will distribute such amounts to the holders of trust preferred securities in proportion to their liquidation amounts. Each semi-annual, quarterly or special distribution on the trust preferred securities will be payable to holders of record as they appear on the securities register of UBS Preferred Funding Trust on the corresponding record date. The record dates for the trust preferred securities will be the fifteenth day (whether or not a business day) prior to the relevant semi-annual, quarterly or other distribution date.

If any distribution would be payable on a day that is not a business day, that distribution will instead be made on the next business day. No interest or other payment will be due as a result of any such delay.

If dividends are not payable on company preferred securities on any dividend payment date for the reasons described in "Description of Company Preferred Securities--Dividends," then the holders of trust preferred securities will not be entitled to receive a distribution on that date.

REDEMPTION

The trust preferred securities can be redeemed only upon redemption of the company preferred securities.

If UBS Preferred Funding Company redeems the company preferred securities in accordance with its LLC Agreement as described under "Description of Company Preferred Securities--Redemption," then UBS Preferred Funding Company must give the trustee at least 30 days' prior notice before doing so. The trustee will mail the notice of redemption not less than 25 days prior to the date fixed for redemption of the company preferred securities to the holders of trust preferred securities as provided under "--Notices."

On the date of redemption of the company preferred securities, so long as UBS Preferred Funding Company or UBS AG has deposited with Wilmington Trust Company, the paying agent, on behalf of UBS Preferred Funding Trust the aggregate amount payable upon redemption of all the company preferred securities held by UBS Preferred Funding Trust to be redeemed, the paying agent on behalf of UBS Preferred Funding Trust will irrevocably deposit with The Depository Trust Company ("DTC") funds sufficient to pay the redemption price and give DTC irrevocable instructions to pay the redemption price to the holders of trust preferred securities to be redeemed. See "Book-Entry Issuance of Trust Preferred Securities." Once the paying agent has received this deposit, all rights of the holders

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of trust preferred securities called for redemption will end, except their right to receive the redemption price, without interest. If any date fixed for redemption of the trust preferred securities is not a business day, then the redemption price will instead be paid on the next business day, except that if that business day falls in the next calendar year, the redemption price will be paid on the preceding business day. No interest or other payment will be due as a result of any such adjustment.

If only some of the outstanding trust preferred securities are to be redeemed, the trust preferred securities to be redeemed will be selected in accordance with DTC's procedures. See "Book-Entry Issuance of Trust Preferred Securities--DTC's Procedures for Notices, Voting and Payments." If the trust preferred securities do not remain registered in the name of DTC or its nominee and only some of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed proportionately or selected for redemption pursuant to the rules of any securities exchange on which the trust preferred securities are listed at that time. UBS Preferred Funding Company will promptly notify the registrar and transfer agent for the trust preferred securities, in writing, of the trust preferred securities selected for redemption. In addition, for so long as the rules of the Luxembourg Stock Exchange so require, notice will be given to the Luxembourg Stock Exchange of trust preferred securities selected for redemption and published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

WITHDRAWAL OF THE COMPANY PREFERRED SECURITIES

Any beneficial owner of the trust preferred securities may withdraw all, but not less than all, of the company preferred securities represented by such trust preferred securities by providing a written notice to the trustee, with evidence of beneficial ownership in form satisfactory to the trustee and providing to UBS Preferred Funding Company such documents or information as UBS Preferred Funding Company may request for tax reporting purposes. The holder's notice will also be deemed to be such beneficial owner's agreement to be subject to the terms of UBS Preferred Funding Company's LLC Agreement applicable to the rights of the holders of company preferred securities.

Within a reasonable period after such a request has been properly made, the trustee must instruct DTC to reduce the trust preferred securities represented by the global certificate by the corresponding amount of the company preferred securities to be so withdrawn by the withdrawing owner. UBS Preferred Funding Company will issue to the withdrawing owner a certificate representing the amount of the company preferred securities withdrawn, and the trustee will reduce the amount of the trust preferred securities represented by the global certificate accordingly. The company preferred securities will be issued only in certificated fully-registered form and will not be eligible to be held through DTC, Euroclear or Clearstream. Under U.S. tax reporting rules, holders of company preferred securities will thereafter receive an annual Form K-1 instead of the Form 1099 that holders of trust preferred securities will receive. See "Certain U.S. Tax Considerations--Information Reporting and Backup Withholding Tax."

Any holder of company preferred securities may redeposit withdrawn company preferred securities by delivering to the trustee the certificates for the company preferred securities to be deposited, which are (i) if required by the trustee, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the trustee and in compliance with the terms of UBS Preferred Funding Company's LLC Agreement and (ii) accompanied by all such certifications as may be required by the trustee in its sole discretion and in accordance with the provisions of the Amended and Restated Trust Agreement. Within a reasonable period after such deposit is properly made, the trustee will instruct DTC to increase the amount of the trust preferred securities represented by the global certificate accordingly.

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VOTING RIGHTS

If at any time the holders of company preferred securities are entitled to vote under UBS Preferred Funding Company's LLC Agreement, the trustee will:

     -  notify the holders of trust preferred securities of such right,

     - request specific direction from each holder of trust preferred securities as to the vote with respect to the company preferred securities represented by such trust preferred securities, and

     - vote the relevant company preferred securities only in accordance with such specific direction.

Upon receiving notice of any meeting at which the holders of company preferred securities are entitled to vote, the trustee will, as soon as practicable, mail to the holders of trust preferred securities a notice as provided under "--Notices." UBS Preferred Funding Company will provide the form of notice to the trustee to be forwarded to the holders of trust preferred securities. The notice will contain:

     - all the information that is contained in the notice announcing the meeting of the company preferred securities,

     - a statement that the holders of trust preferred securities will be entitled, subject to any applicable provision of law, to direct the trustee specifically as to the exercise of the voting rights pertaining to the number of the company preferred securities represented by their respective trust preferred securities, and

     - a brief description of the manner in which the holders may give such specific directions.

If the trust receives a written direction from a holder of trust preferred securities, the trustee will vote, or cause to be voted, the amount of the company preferred securities represented by such trust preferred securities in accordance with the instructions set forth in the direction. If the trustee does not receive specific instructions from the holder of any trust preferred securities, the trustee will abstain from voting the company preferred securities represented by those trust preferred securities.

UBS Preferred Funding Company and the trustee may, without the consent of the holders of the trust preferred securities, enter into one or more agreements supplemental to the Amended and Restated Trust Agreement, in form satisfactory to the trustee, for any of the following purposes:

     - to evidence the succession of another partnership, corporation or other entity to UBS Preferred Funding Company and the assumption by any such successor of the covenants of UBS Preferred Funding Company under the Amended and Restated Trust Agreement,

     - to add to the covenants of UBS Preferred Funding Company for the benefit of the holders of the trust preferred securities, or to surrender any right or power herein conferred upon UBS Preferred Funding Company,

     - to correct or supplement any provision of the Trust Agreement which may be defective or inconsistent with any other provision therein,

     - to make any other provisions with respect to matters or questions arising under the Amended and Restated Trust Agreement, provided that any such action does not materially adversely affect the interests of the holders of the trust preferred securities, or

     -  to cure any ambiguity or correct any mistake.

Any other amendment or agreement supplemental to the Amended and Restated Trust Agreement must be in writing and approved by holders of 66 2/3% of the then outstanding trust preferred securities.

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TRANSFER AND ISSUE OF DEFINITIVE TRUST PREFERRED SECURITIES

TRANSFER, ISSUE AND DELIVERY
If trust preferred securities are issued in definitive form ("definitive trust preferred securities") in the limited circumstances described in "Book-Entry Issuance of Trust Preferred Securities--Termination of and Changes to Depositary Arrangements," those trust preferred securities may be transferred in any whole-number multiples of USD1,000 by surrendering the definitive trust preferred securities certificates together with the form of transfer endorsed on it, duly completed and executed at the office of the transfer agent. The initial transfer agent will be Wilmington Trust Company. If only part of a definitive trust preferred securities certificate is transferred, a new definitive trust preferred securities certificate representing the securities that are not transferred will be issued to the transferor within three business days after the transfer agent receives the certificate. The new certificate representing the trust preferred securities that were not transferred will be delivered to the transferor by uninsured mail at the risk of the transferor, to the address of the transferor that appears in the records of UBS Preferred Funding Trust. The new certificate representing the trust preferred securities that were transferred will be sent to the transferee within three business days after the trustee receives the certificate transferred, by uninsured mail at the risk of the holder entitled to the trust preferred securities represented by the certificate, to the address specified in the form of transfer.

FORMALITIES FREE OF CHARGE
Registration of transfers of definitive trust preferred securities will be made without charge by UBS Preferred Funding Trust, but the transferor must pay any tax or other governmental charges that may be imposed in relation to the transfer, together with any indemnity that UBS Preferred Funding Trust, UBS AG or the transfer agent may require.

CLOSED PERIODS
No holder may require the transfer of the trust preferred securities to be registered during the period of 15 days ending on the due date for any payment of principal on the trust preferred securities.

UBS Preferred Funding Trust will not be required to register, or cause others to register, the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

REGULATIONS CONCERNING TRANSFER AND REGISTRATION
All transfers of definitive trust preferred securities and entries must be made as provided in the agency agreement relating to the trust preferred securities. The provisions of this agreement that govern transfers may be changed by UBS Preferred Funding Trust with the prior written approval of the trustee.

REGISTRAR AND TRANSFER AGENT

Wilmington Trust Company will act as registrar and transfer agent for the trust preferred securities. As long as the trust preferred securities are listed on the Luxembourg Stock Exchange, UBS Preferred Funding Trust will also maintain a transfer agent in Luxembourg. The initial Luxembourg transfer agent will be BNP Paribas.

PAYMENTS AND PAYING AGENT

As long as the trust preferred securities are in book-entry form, payments of interest and principal on the trust preferred securities will be made to DTC, which will credit the relevant accounts at DTC on the scheduled payment dates. The payments of interest and principal will be distributed to participants, indirect participants and beneficial owners of the trust preferred securities as described under "Book-Entry Issuance of Trust Preferred Securities--DTC's Procedures for Notices, Voting and Payments."

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If definitive trust preferred securities are issued in the limited circumstances described above, payments of interest and principal on the trust preferred securities will be made by check mailed to the address of the holder entitled to receive the payment, as the address appears in UBS Preferred Funding Trust's register.

UBS Preferred Funding Trust will maintain a paying agent with respect to the trust preferred securities which will initially be Wilmington Trust Company. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the trustee. If Wilmington Trust Company resigns as paying agent, the trustee will appoint another bank or trust company to act as paying agent. As long as the trust preferred securities are listed on the Luxembourg Stock Exchange, UBS Preferred Funding Trust will also maintain a paying agent in Luxembourg. The initial Luxembourg paying agent will be BNP Paribas.

TERMINATION OF AMENDED AND RESTATED TRUST AGREEMENT

The Amended and Restated Trust Agreement will terminate upon the earliest to occur of the redemption of all of the trust preferred securities, the delivery of a final distribution of the company preferred securities to the holders of trust preferred securities, withdrawal of all the company preferred securities from UBS Preferred Funding Trust (as described under "--Withdrawal of the Company Preferred Securities") or dissolution of UBS Preferred Funding Trust as described in the following paragraph.

UBS Preferred Funding Company may instruct the trustee to dissolve UBS Preferred Funding Trust and distribute the company preferred securities on a pro rata basis to the holders of trust preferred securities in the case of either a Tax Event as to UBS Preferred Funding Trust or an Investment Company Act Event as to UBS Preferred Funding Trust, as each is defined under "Description of Company Preferred Securities--Redemption."

Any company preferred securities held in definitive fully registered form will not be eligible to be held through DTC, Euroclear or Clearstream.

EXPENSES OF UBS PREFERRED FUNDING TRUST

All charges or expenses of UBS Preferred Funding Trust, including the charges and expenses of the trustee, will be paid by the Stamford branch of UBS AG, except that, if the trustee incurs fees, charges or expenses, for which it is not otherwise liable under the Amended and Restated Trust Agreement, at the request of a holder of trust preferred securities or other person, such holder or other person will be liable for such fees, charges and expenses.

RESIGNATION AND REMOVAL OF THE TRUSTEE

UBS Preferred Funding Trust will at all times have a trustee that is a bank that has its principal place of business in the State of Delaware and a combined capital and surplus of USD50,000,000. If the trustee ceases to be eligible, it must resign.

The trustee may resign as trustee under the Amended and Restated Trust Agreement at any time by giving notice of its resignation to UBS Preferred Funding Company. The trustee may be removed by UBS Preferred Funding Company at any time by notice of such removal delivered to the trustee. Any resignation or removal of the trustee will take effect upon the appointment of a qualified successor trustee and the successor's acceptance of such appointment.

If the trustee shall resign or be removed, UBS Preferred Funding Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor trustee, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its

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principal office in the State of Delaware and having a combined capital and surplus of at least USD50,000,000.

INFORMATION CONCERNING THE TRUSTEE

Wilmington Trust Company is the trustee. The trustee is required to perform only those duties that are specifically set forth in the Amended and Restated Trust Agreement, except when a default has occurred and is continuing with respect to the trust preferred securities. After a default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the trustee is under no obligation to exercise any of the powers vested in it by the Amended and Restated Trust Agreement at the request of any holder of trust preferred securities, unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

NOTICES

Notices to the holders of trust preferred securities will be given by delivery of the relevant notice to DTC, Euroclear, Clearstream and any other relevant securities clearing system for communication by each of them to entitled participants, and, as long as the trust preferred securities are listed on one or more stock exchanges and the rules of such stock exchange(s) so require, notices will also be published in the manner that the rules of such stock exchange(s) may require. In addition, notices will be published in one English language daily newspaper of general circulation in London (which is expected to be the Financial Times) and, for as long as the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

If the trust preferred securities are no longer held in the name of DTC or its nominee, notice to the holders of trust preferred securities will also be mailed by first-class mail, postage prepaid, to the holders' addresses appearing in the records of UBS Preferred Funding Trust.

GOVERNING LAW

The Trust Agreement and the trust preferred securities are governed by the laws of the State of Delaware.

NATURE OF THE TRADING MARKET


The company preferred securities are not listed on any national exchange or traded in any established market. The trust preferred securities are listed on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange is not a trading market.


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Description of Company Preferred Securities

UBS Preferred Funding Company will issue the company preferred securities under the terms of its Amended and Restated Limited Liability Company Agreement. The following summary of the material terms and provisions of the company preferred securities is not complete and is subject to and qualified in its entirety by reference to the LLC Agreement of UBS Preferred Funding Company and the Delaware Limited Liability Company Act. We have filed a copy of the LLC Agreement of UBS Preferred Funding Company as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

The company preferred securities are preferred limited liability company interests in UBS Preferred Funding Company, the terms of which are set forth in UBS Preferred Funding Company's LLC Agreement.

The company preferred securities are intended to provide holders with rights to distributions and redemption and liquidation payments that are similar to those to which holders would be entitled if they had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.

The company preferred securities are validly issued, and no additional payments will be required for such securities to represent limited liability company interests in UBS Preferred Funding Company. Holders of company preferred securities will have no preemptive rights with respect to any other securities of UBS Preferred Funding Company. The company preferred securities will not be convertible into company common securities or any other interests in UBS Preferred Funding Company and will not be subject to any sinking fund or other obligation of UBS Preferred Funding Company for their repurchase or retirement.

The company preferred securities are issued in certificated form only in denominations of USD1,000 liquidation preference and whole-number multiples of USD1,000. The aggregate liquidation preference of the company preferred securities offered pursuant to this prospectus is USD1,500,000,000.

UBS Preferred Funding Company has the power to create and issue additional preferred limited liability company interests (i) that are junior to the company preferred securities as to payment of dividends and payments of amounts upon dissolution, liquidation or winding up of UBS Preferred Funding Company ("company junior securities") or (ii) that are on a parity with the company preferred securities as to those payments ("company parity preferred securities"). As long as any company preferred securities remain outstanding, no company parity preferred securities may be issued unless the holders of at least 66 2/3% of the outstanding company preferred securities and company parity preferred securities, if any (based on the aggregate liquidation preference), voting together as a single class, approve or unless the UBS AG subordinated guarantee is amended so that such company parity preferred securities benefit from the UBS AG subordinated guarantee in the same manner as the company preferred securities without any adverse effect on the holders of company preferred securities. See "--Voting Rights."

The LLC Agreement of UBS Preferred Funding Company precludes UBS Preferred Funding Company from issuing, without the consent of each holder of company preferred securities, any company parity preferred securities or any other classes or series of equity securities that are senior to the company preferred securities as to dividend rights or rights upon dissolution, liquidation or winding up of UBS Preferred Funding Company.

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DIVIDENDS

GENERAL


Dividends on the company preferred securities will be payable from the date of initial issuance on a noncumulative basis, semi-annually in arrears on 1 April and 1 October of each year through October 2010 and thereafter quarterly in arrears on 1 January, 1 April, 1 July and 1 October each year (each a "dividend payment date") for the dividend period then ending, but only if UBS Preferred Funding Company has legally available funds for such purpose and satisfies the other qualifications described below. Each period from and including a dividend payment date or the date of initial issuance, as applicable, to but not including the next dividend payment date is a "dividend period."


Dividends will be payable on the liquidation preference:

    - for each dividend period through the dividend period ending on the dividend payment date in October 2010, at a fixed rate per annum equal to 8.622% (calculated on the basis of a year of twelve 30-day months), and

    - for each dividend period commencing on such dividend payment date and thereafter, at a floating rate per annum equal to 3.07% above three-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

Dividends will be mandatorily due and payable on a dividend payment date with respect to the related dividend period and special dividends will be mandatorily due and payable on other dates in the circumstances described under "--Mandatory Dividends," except that dividends will never be mandatorily due and payable or be paid when the capital limitation (described below under "--Capital Limitation") applies. If dividends are neither mandatorily due and payable on a dividend payment date nor prohibited by application of the capital limitation, then:

    - payment of dividends on the company preferred securities will be limited by UBS AG's available distributable profits (see "--Distributable Profits Limitation"), and

    - if UBS AG delivers, on or before the tenth business day immediately preceding the dividend payment date, an instruction (a "no dividend instruction") to UBS Preferred Funding Company not to pay dividends on that dividend payment date or to pay less than full dividends on that dividend payment date, dividends payable on the related dividend payment date will be limited as provided in the no dividend instruction (see "--No Dividend Instruction").

If any dividends will be payable on the company preferred securities on a day that is not a business day, those dividends will instead be paid on the next business day. No interest or other payment will be due as a result of any such adjustment.

LIBOR, with respect to a determination date (as defined below), means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the second London banking day (as defined below) immediately following that determination date that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m. (London time) on that determination date. If such rate does not appear on Telerate Page 3750, LIBOR will be determined on the basis of the rates which deposits in U.S. dollars for a three-month period commencing on the second London banking day immediately following that determination date and in a principal amount of not less than USD1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as defined below), after consultation with UBS Preferred Funding Company, at approximately 11:00 a.m., London time, on that determination date.

The calculation agent will request the principal London office of each of such banks to provide a quotation at its rate. If at least two such quotations are provided, LIBOR with respect to that determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that determination date will be the arithmetic mean of the rates

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quoted by three major money center banks in New York City selected by the calculation agent, after consultation with UBS Preferred Funding Company, at approximately 11:00 a.m., New York City time, on that determination date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London banking day immediately following that determination date and in a principal amount of not less than USD1,000,000. However, if the banks selected by the calculation agent to provide quotations are not quoting as described in this paragraph, LIBOR for the applicable period will be the same as LIBOR as determined on the previous determination date.

As used in this prospectus:

     "calculation agent" means the London branch of UBS AG.

     "determination date" for a dividend period or interest period (as applicable) means two London banking days preceding the first day of that dividend period or interest period (as applicable).

     "London banking day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Bridge/Telerate Service (or such other page as may replace Page 3750) on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

All percentages resulting from any calculations on the company preferred securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

MANDATORY DIVIDENDS
UBS Preferred Funding Company will be required to pay dividends on the company preferred securities in three circumstances, as follows:

     (i) If UBS AG declares or pays dividends or makes any other payment or distribution on any UBS AG junior obligations, and provided that the capital limitation does not apply, then UBS Preferred Funding Company will be required to pay full dividends on the company preferred securities during the one-year period beginning on and including the earlier of the date on which such dividend was declared or the date on which such dividend or other payment was made.

     (ii) If UBS AG or any of its subsidiaries redeems, repurchases or otherwise acquires any UBS AG parity securities or UBS AG junior obligations for any consideration, except by conversion into or exchange for shares of UBS AG or UBS AG junior obligations and except as described below (and provided that the capital limitation does not apply), then UBS Preferred Funding Company will be required to pay dividends on the company preferred securities during the one-year period beginning on and including the date on which such redemption, repurchase or other acquisition occurred.

     (iii) If (x) UBS AG or any of its subsidiaries pays any dividends or makes any other payment or distribution on any UBS AG parity securities on any date and (y) during the relevant period (as defined below) ending on and including that date there occurred a dividend payment date as to which UBS Preferred Funding Company paid no dividends or less than full dividends on the company preferred securities, and provided that the capital limitation does not apply, then on that date UBS Preferred Funding Company will be required to pay a special dividend on

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        the company preferred securities. The special dividend will be payable on that date whether or not that date is otherwise a dividend payment date and, if it is a dividend payment date, will be in addition to any other dividends required to be paid on that dividend payment date. The special dividend will be in an amount that, when taken together with dividends previously paid on the company preferred securities during the relevant period, represents the same proportion of full dividends on the company preferred securities for all dividend payment dates during the relevant period that the dividend on UBS AG parity securities paid during that relevant period bears to full dividends on such UBS AG parity securities for that relevant period.

Notwithstanding paragraph (ii) above, UBS Preferred Funding Company will not be required to pay dividends solely as a result of:

     - repurchases, redemptions or other acquisitions of UBS AG parity securities or UBS AG junior obligations in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder share purchase plan or in connection with the issuance of UBS AG parity securities or UBS AG junior obligations (or securities convertible into or exercisable for such UBS AG parity securities or UBS AG junior obligations) as consideration in an acquisition transaction,

     - market-making in the UBS AG parity securities or UBS AG junior obligations as part of the securities business of UBS AG or any of its subsidiaries,

     - the purchase of fractional interests in UBS AG parity securities or UBS AG junior obligations pursuant to the conversion or exchange provisions of such UBS AG parity securities or UBS AG junior obligations or the security being converted or exchanged,

     - any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, shares or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant to any such plan, or

     - any dividend in the form of shares, warrants, options or other rights where the dividend shares or the shares issuable upon exercise of such warrants, options or other rights are the same shares as that on which the dividend is being paid or ranks equally with or junior to such shares.

Any dividend payment date or other date on which dividends on the company preferred securities are required to be paid as described in clause (i), (ii) or
(iii) of the second paragraph above is a "mandatory dividend payment date." The amount of dividends required to be paid on any mandatory dividend payment date (after giving effect to the capital limitation, if applicable) is called the "mandatory dividend payment amount." If a dividend payment date or other date is a mandatory dividend payment date, UBS Preferred Funding Company will be required to pay the mandatory dividend payment amount as dividends on that date whether or not there are available distributable profits and whether or not interest is paid on the subordinated notes.

For purposes of this prospectus:

     "UBS AG junior obligations" means (i) ordinary shares of UBS AG, (ii) each class of preferred or preference shares or similar securities of UBS AG that ranks junior to the most senior ranking preferred or preference shares or similar securities of UBS AG, and (iii) any indebtedness, guarantee or support agreement or similar undertaking of UBS AG in respect of any subsidiary securities that rank junior to the UBS AG subordinated guarantee.

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     "UBS AG parity securities" means (i) each class of preferred or preference shares or similar securities of UBS AG that ranks equally with the most senior ranking preferred or preference shares or similar securities of UBS AG and (ii) any securities issued by any subsidiaries of UBS AG and entitled to the benefit of any guarantee or support agreement or similar undertaking of UBS AG that ranks equally with the UBS AG subordinated guarantee.

     "relevant period" means (i) in the case of UBS AG parity securities that pay dividends less frequently than semi-annually, one year and (ii) in the case of UBS AG parity securities that pay dividends semi-annually or more frequently than semi-annually, six months (in each case ending on or including the date on which the related dividend on a parity security is paid but not including the corresponding day in the month that is twelve or six months prior thereto).

CAPITAL LIMITATION
The prohibition on the payment of dividends on the company preferred securities as described below is called the "capital limitation."


Unless the Swiss Federal Banking Commission expressly permits otherwise, UBS Preferred Funding Company will not pay dividends on the company preferred securities on any dividend payment date (whether or not it is a mandatory dividend payment date) if on such date UBS AG is not in compliance, or because of a distribution by UBS AG or any of its subsidiaries of profits of UBS AG (including a payment of dividends on the company preferred securities) would not be in compliance, with the Swiss Federal Banking Commission's minimum capital adequacy requirements applicable to UBS AG as then in effect.



For purposes of complying with the Swiss Federal Banking Commission's capital minimum adequacy requirements, bank capital is divided into three main categories:



    - Core (or Tier 1) capital,



    - Supplementary (or Tier 2) capital, and



    - Additional (or Tier 3) capital.



Tier 1 capital primarily includes paid-in share capital, reserves (defined to include retained earnings) and capital participations of minority shareholders in fully consolidated subsidiaries, and is reduced by, among other items, the bank's holdings of its own shares. Tier 1 capital is supplemented, for capital adequacy purposes, by Tier 2 capital, which consists of, among other things, two categories of subordinated debt instruments that may be issued by a bank, and by Tier 3 capital, which consists of certain subordinated debt obligations. The use of Tier 2 and Tier 3 capital in complying with capital ratio requirements is, however, subject to limitations.



Under Swiss law, a bank must maintain a minimum capital ratio of 8%, calculated by dividing adjusted core and supplementary capital by aggregate risk-weighted assets. This standard must be met on both a consolidated and an unconsolidated basis. UBS is required to file a statement of its required and existing capital resources, together with its annual statement of condition and interim balance sheet, with both the Swiss Federal Banking Commission and the Swiss National Bank.



For a discussion of UBS's capital resources relative to applicable guidelines, see Item 5 of UBS AG's Annual Report on Form 20-F for the year ended 31 December 2000, which is incorporated by reference into this prospectus.


DISTRIBUTABLE PROFITS LIMITATION
The limitation or prohibition on the payment of dividends on the company preferred securities as described below is called the "distributable profits limitation." The distributable profits limitation will

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not limit or prohibit payment of mandatory dividends on a mandatory dividend payment date. The effect of the distributable profits limitation is to limit the amount of non-mandatory dividends that UBS Preferred Funding Company may pay on the company preferred securities to the amount of dividends that UBS AG would have been legally able to pay on such securities had they been issued directly by UBS AG as non-cumulative preference shares of UBS AG.

On or before the dividend payment date in April of each year, UBS AG will deliver a certificate to UBS Preferred Funding Company (a "distributable profits limitation certificate") specifying:

     - the distributable profits (as defined below) of UBS AG for the financial year ending on the preceding 31 December, and

     - the available distributable profits (as defined below) for payment of dividends on the company preferred securities on the dividend payment dates in the then current year.

Unless UBS Preferred Funding Company is required to pay mandatory dividends:

     - the aggregate amount of dividends on the company preferred securities that UBS Preferred Funding Company may pay on the dividend payment date in April of the current year may not exceed the lesser of full dividends and the available distributable profits set forth in such distributable profits limitation certificate, and

     - the aggregate amount of dividends on the company preferred securities that UBS Preferred Funding Company may pay on any subsequent dividend payment date in the current year (or in January of the following year in the case of dividend payment dates occurring after October 2010) may not exceed the lesser of full dividends and the remaining amount of such available distributable profits (after giving effect to the payment of dividends pursuant to this bullet point or the bullet point immediately above).

For purposes of this prospectus:

     "distributable profits" means, for any financial year of UBS AG, profit that may be distributed in accordance with Swiss law then applicable. Currently, for any financial year of UBS AG, distributable profits are equal to profit brought forward, plus profit for the period, minus appropriation to general statutory reserve, plus other reserves, each as shown in the audited unconsolidated balance sheet and statement of appropriation of retained earnings of UBS AG and as determined in accordance with accounting standards applicable under Swiss law. The "appropriation to general statutory reserve" is equal to up to 5% of annual profit to the extent the general reserves of UBS AG do not equal 20% of the paid-in share capital plus 10% of the amount distributed as a dividend from profit for the period in excess of 5% of the par value of the UBS common shares. UBS AG's distributable profits for 2000 were approximately CHF 16 billion.

     "available distributable profits" means, for any financial year of UBS AG:

     - if there are no UBS AG parity securities outstanding, distributable profits for the immediately preceding financial year of UBS AG, and

     - if there are UBS AG parity securities outstanding, then an amount determined as the product of:

        (x) distributable profits for the immediately preceding financial year of UBS AG, and

        (y) a ratio (I) the numerator of which is the aggregate amount of full dividends on the company preferred securities to be paid on the dividend payment dates that occur during the then current financial year (but excluding dividends paid on January of the current

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             year and including dividends to be paid on January of the following year, in the case of calculations occurring after October 2010) and
             (II) the denominator of which is equal to the amount determined pursuant to clause (I) plus the aggregate amount of full dividends on the UBS AG parity securities to be paid on dividend payment dates which occur during the then current financial year.

NO DIVIDEND INSTRUCTION
Except for the mandatory dividend payment amounts required to be paid on mandatory dividend payment dates:

     - dividends on the company preferred securities will not be payable on a dividend payment date if, on or before the tenth business day immediately preceding such dividend payment date, UBS AG delivers a no dividend instruction to UBS Preferred Funding Company instructing it not to pay dividends on that dividend payment date, and

     - if, on or before the tenth business day immediately preceding such dividend payment date, UBS AG delivers a no dividend instruction to UBS Preferred Funding Company limiting but not prohibiting the payment of dividends on such dividend payment date, dividends on the company preferred securities will be payable on that dividend payment date only to the extent permitted by such no dividend instruction.

If a no dividend instruction is given, then UBS Preferred Funding Company must promptly give notice to the holders of company preferred securities in the manner described under "--Notices" of the fact that it has received a no dividend instruction and the amount of dividends, if any, that will be paid on the related dividend payment date.

ADDITIONAL AMOUNTS

If UBS Preferred Funding Company or UBS Preferred Funding Trust is required to withhold any taxes, duties or other governmental charges with respect to any dividend payment on the trust preferred securities or the company preferred securities, UBS Preferred Funding Company will be required to pay, as additional amounts included in the dividend payment (and UBS AG will be required to include in any related payment made by it under the UBS AG subordinated guarantee), an amount sufficient that the net amount received by the holder of company preferred securities or trust preferred securities, as applicable, after the withholding, will not be less than the dividend payment amount. However, UBS Preferred Funding Company will not be required to pay any such additional amounts to the extent that the taxes, duties or other governmental charges are imposed or levied by Switzerland or the Cayman Islands because the holder or beneficial owner of trust preferred securities or company preferred securities:

     - has some connection with Switzerland or the Cayman Islands, as applicable, other than being a holder or beneficial owner of those trust preferred securities or company preferred securities, or

     - has not made a declaration of non-residence in, or other lack of connection with, Switzerland or the Cayman Islands, as applicable, or any similar claim for exemption, if UBS Preferred Funding Company has given the beneficial owner of those trust preferred securities or company preferred securities or its nominee at least 60 days' prior notice of an opportunity to make the declaration or claim.

RANKING AND LIQUIDATION PREFERENCE

The company preferred securities ordinarily will rank senior to the company common securities as to the payment of dividends. However, UBS AG has the right to shift the dividend preference of the

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company preferred securities to the company common securities on any dividend payment date to the extent that the mandatory dividend payment amount then required to be paid as dividends on the company preferred securities (if any) is less than full dividends on the company preferred securities. If UBS AG shifts the dividend preference to the company common securities, the interest payment received by UBS Preferred Funding Company on the subordinated notes will be returned as dividends to UBS AG, as the holder of company common securities, before any dividends are paid on the company preferred securities.

As long as any company preferred securities are outstanding, UBS AG has agreed in UBS Preferred Funding Company's LLC Agreement that it will take no voluntary action to cause UBS Preferred Funding Company to dissolve or liquidate unless UBS AG also liquidates. UBS Preferred Funding Company's LLC Agreement provides that UBS Preferred Funding Company will be liquidated if UBS AG is liquidated.

If UBS Preferred Funding Company dissolves, liquidates or winds up, then after the claims of any creditors of UBS Preferred Funding Company are satisfied, the holders of company preferred securities will be entitled to receive, before any distribution of assets is made to the holders of company common securities or any other class of shares ranking junior to the company preferred securities upon liquidation, liquidating distributions in respect of the company preferred securities in the amount of:

     -  the liquidation preference of the company preferred securities, plus

     - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period accrued on a daily basis to the date of liquidation, plus

     - an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

For purposes of this prospectus:

    "definitive dividends" means, as to a dividend payment date and related dividend period, dividends that are due and payable because (i) they are not limited by the capital limitation and (ii) either (x) they are mandatory dividends or (y) a no dividend instruction was not delivered and they are not limited by the distributable profit limitation.

    "nondefinitive dividends" means, as to a dividend payment date and related dividend period, dividends that are not definitive dividends.

If UBS AG is liquidated, whether voluntarily or involuntarily, (i) UBS Preferred Funding Company will be liquidated and (ii) under the UBS AG Subordinated Guarantee Agreement, the holders of company preferred securities (whether through UBS Preferred Funding Trust or as direct holders who have withdrawn their company preferred securities from UBS Preferred Funding Trust) will have a claim entitling them to substantially the same liquidating distributions in the liquidation of UBS AG that they would have been entitled to if they had purchased preferred shares of UBS AG having an aggregate liquidation preference equal to the aggregate liquidation preference of the company preferred securities and bearing dividends at the rate of dividends applicable to the company preferred securities. The UBS AG Subordinated Guarantee Agreement and UBS Preferred Funding Company's LLC Agreement, taken together, provide that the holders of company preferred securities may not receive liquidating distributions in a liquidation of UBS Preferred Funding Company and payments under the UBS AG subordinated guarantee that, taken together, exceed the liquidating distributions to which they would have been entitled had they instead owned preferred shares of UBS AG with equivalent terms as described above.

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VOTING RIGHTS

Except as expressly required by applicable law, or except as indicated below, the holders of company preferred securities will not be entitled to vote. If the holders of company preferred securities are entitled to vote as indicated below, each USD1,000 liquidation preference of the company preferred securities will be entitled to one vote on matters on which the holders of company preferred securities are entitled to vote.

If at any time the aggregate of unpaid dividends equals or exceeds an amount equal to three semi-annual dividend payments, the holders of company preferred securities and any company parity preferred securities, voting together as a single class, will have the exclusive right to elect two additional directors of their choosing. Holders of a majority (based on the aggregate liquidation preference) of the company preferred securities and any company parity preferred securities may exercise this right by written consent or at a meeting of such holders called for such purpose. This right will continue either until all unpaid dividends have been paid in full or until full dividends have been paid on the company preferred securities for two consecutive dividend periods. While this right continues, any vacancy in the office of the additional directors may be filled only by the holders of company preferred securities and company parity preferred securities voting as described above.

UBS Preferred Funding Company's LLC Agreement provides that a meeting will be called at the request of holders of 25% (based on the aggregate liquidation preference) of the company preferred securities and any company parity preferred securities.

As long as any company preferred securities are outstanding, UBS Preferred Funding Company may not, without the consent or vote of holders of at least 66 2/3% of the outstanding company preferred securities and company parity preferred securities, if any (based on the aggregate liquidation preference), voting together as a single class:

     - change or remove any provision of UBS Preferred Funding Company's LLC Agreement (including the terms of the company preferred securities), issue any company parity preferred securities, redeem or repurchase any company common securities, or consent to a change in the booking location of the issuance of the subordinated notes to a branch or other office of UBS AG other than the Cayman Islands branch of UBS AG, in each case, if such action would materially and adversely affect the rights, preferences, powers or privileges of the company preferred securities and such company parity preferred securities,

     - to the fullest extent permitted by law, liquidate, dissolve or terminate UBS Preferred Funding Company without the concurrent liquidation of UBS AG,

     -  amend or modify UBS Preferred Funding Company's investment policies, or

     - merge, convert, consolidate, reorganize or effect any other business combination involving UBS Preferred Funding Company, unless the resulting entity will have no class or series of equity securities either authorized or outstanding that ranks ahead of the company preferred securities as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, except the same number of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption as the shares of equity securities of UBS Preferred Funding Company that are authorized and outstanding immediately prior to such transaction, and each holder of company preferred securities immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or

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        terms or conditions or redemption of the resulting entity as the company preferred securities held by such holder immediately prior to the transaction.

As long as any company preferred securities are outstanding, UBS Preferred Funding Company may not, without the consent of the holders of each outstanding company preferred security, authorize, create or increase the authorized amount of, or issue any class or series of, any equity securities of UBS Preferred Funding Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of UBS Preferred Funding Company, ranking prior to the company preferred securities, either as to dividend rights or rights on dissolution, liquidation or winding up of UBS Preferred Funding Company.

Notwithstanding any of the foregoing, without consent of any holder of company preferred securities, UBS AG may amend or supplement the UBS AG Subordinated Guarantee Agreement to correct or supplement any provision in the UBS AG Subordinated Guarantee Agreement which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the UBS AG Subordinated Guarantee Agreement, so long as any such action shall not materially adversely affect the interests of the holders of company preferred securities. See "Description of UBS AG Subordinated Guarantee--Amendments."

Notwithstanding the foregoing, without the consent of any holder of company preferred securities, UBS AG may amend or supplement the UBS Preferred Funding Company's LLC Agreement:

    - to correct or supplement any provision in the UBS Preferred Funding Company's LLC Agreement which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the UBS Preferred Funding Company's LLC Agreement, so long as any such action shall not materially adversely affect the interests of the holders of company preferred securities, or

    -  to cure any ambiguity or correct any mistake.

REDEMPTION

The company preferred securities may not be redeemed before the dividend payment date scheduled to occur in October 2010 unless a Tax Event, an Investment Company Act Event or a Capital Event occurs, in which case UBS Preferred Funding Company may redeem the company preferred securities in whole (but not in part) at any time on not less than 30 nor more than 60 days' notice. On or after the dividend payment date regularly scheduled to occur in October 2010, UBS Preferred Funding Company may redeem the company preferred securities on any dividend payment date for cash, in whole or in part, on not less than 30 nor more than 60 days' notice.

The redemption price for such redemptions on or after the regularly scheduled dividend payment date in October 2010 will be:

    - 100% of the liquidation preference of the company preferred securities being redeemed, plus

    - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period (whether or not declared) accrued on a daily basis to the date fixed for redemption, plus

    - an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

UBS Preferred Funding Company will also have the right to redeem the company preferred securities in whole (but not in part) at any time prior to the dividend payment date regularly scheduled to occur in October 2010, upon the occurrence of a Tax Event, an Investment Company Act Event or a Capital

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Event. The redemption price for a redemption arising out of a Tax Event resulting from a Change in Tax Law (as defined below) and relating to the:

     - imposition of tax on UBS Preferred Funding Trust or UBS Funding Company, or

     - the imposition of withholding tax on UBS Preferred Funding Company's payment of dividends on the company preferred securities, on UBS Preferred Funding Trust's payment of dividends on the trust preferred securities, on UBS AG's payment of interest on the subordinated notes or on UBS AG's payment under the subordinated guarantee

(which are the events described in clauses (A), (B) and (C) of the definition of "Tax Event") will be the redemption price described above for optional redemptions. Otherwise, the redemption price for such redemptions will be:

     -  the Make Whole Amount (as defined below), plus

     - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period (whether or not declared) accrued on a daily basis to the date fixed for redemption, plus

     - an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

UBS Preferred Funding Company will have until the dividend payment date regularly scheduled to occur in October 2010 after the occurrence of a Tax Event, an Investment Company Act Event or a Capital Event to exercise its right to redeem the company preferred securities.

Any redemption of the company preferred securities must comply with applicable regulatory requirements, including the prior approval of the Swiss Federal Banking Commission if then required under applicable guidelines or policies of the Swiss Federal Banking Commission. The Swiss Federal Banking Commission in its discretion may impose conditions on its approval of any proposed redemption of the company preferred securities. If dividends on any company preferred securities are unpaid, no company preferred securities may be redeemed unless all outstanding company preferred securities are redeemed, and UBS Preferred Funding Company may not purchase or otherwise acquire any company preferred securities, except pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding company preferred securities.

The company preferred securities will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of UBS Preferred Funding Company or any securities of UBS AG.

As long as any company preferred securities are outstanding, other company parity preferred securities may not be redeemed or repurchased unless UBS Preferred Funding Company concurrently redeems an approximately equal proportion of the aggregate liquidation preference of the outstanding company preferred securities or each rating agency then rating the company preferred securities informs UBS Preferred Funding Company in writing that the redemption or repurchase of such company parity preferred securities would not result in a reduction or withdrawal of the rating then assigned by that rating agency to the company preferred securities.

If fewer than all outstanding company preferred securities are to be redeemed, the amount of the company preferred securities to be redeemed will be determined by the board of directors of UBS Preferred Funding Company, and the securities to be redeemed will be determined by lot or pro rata as the board of directors in its sole discretion determines to be equitable. UBS Preferred Funding Company will promptly notify the registrar and transfer agent for the company preferred securities in

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
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writing of the securities selected for redemption and, in the case of any partial redemption, the liquidation preference to be redeemed.

Any company preferred securities redeemed will be canceled. There will be no prescription period in respect of uncollected dividends on the company preferred securities.

As used in this prospectus:

     "administrative action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

     "Capital Event" means the determination by UBS AG after consultation with the Swiss Federal Banking Commission that the company preferred securities cannot be included in calculating the Tier 1 capital of UBS AG on a consolidated basis.

     "Change in Tax Law" means the receipt by UBS AG of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland, the United States or the Cayman Islands, as appropriate, experienced in such matters to the effect that an event of the type described in clause (A), (B) or (C) of the definition of "Tax Event" has occurred or will occur as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations under any laws or treaties) of the United States, Switzerland or the Cayman Islands or any political subdivision or taxing authority of or in the United States, Switzerland or the Cayman Islands affecting taxation or (ii) any administrative action or any amendment to, clarification of, or change in the official position of or UBS AG interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to any administrative action that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of the manner in which such amendment, clarification, change, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation or pronouncement is announced on or after the date of issuance of the company preferred securities.

     "Investment Company Act Event" means the receipt by UBS AG of an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that there is more than an insubstantial risk that UBS Preferred Funding Company or UBS Preferred Funding Trust is an "investment company" within the meaning of the Investment Company Act of 1940.

     "Make Whole Amount" as applied to a redemption of the company preferred securities means the greater of (i) 100% of the liquidation preference of the company preferred securities and (ii) as determined by a quotation agent (as defined below), the sum of the present value of the liquidation preference of the company preferred securities together with the present values of scheduled payments of dividends accrued from the date of redemption to the dividend payment date in October 2010 (the "remaining life"), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate.

     For purposes of determining the Make Whole Amount:

        "adjusted treasury rate" means, with respect to any redemption date, the treasury rate plus .75.

        "comparable treasury issue" means with respect to any redemption date the United States Treasury security selected by the quotation agent as having a maturity comparable to the

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
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        remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity that is within a period from three months before to three months after the interest payment date and dividend payment date in October 2010, the two most closely corresponding United States Treasury securities will be used as the comparable treasury issue, and the treasury rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

        "comparable treasury price" means (A) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (B) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

        "quotation agent" means UBS Warburg LLC and its successors, except that if UBS Warburg LLC ceases to be a primary U.S. Government securities dealer in New York City (a "primary treasury dealer"), UBS Preferred Funding Company will designate another primary treasury dealer.

        "reference treasury dealer" means (i) the quotation agent and (ii) any other primary treasury dealer selected by the quotation agent after consultation with UBS Preferred Funding Company.

        "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "treasury rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life (or, if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the remaining life will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

"Tax Event" means the receipt by UBS AG of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland or the United States, as appropriate, experienced in such matters to the effect that there is more than an insubstantial risk that (A) UBS Preferred Funding Company or UBS Preferred Funding Trust is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, (B) UBS AG is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the subordinated notes and with respect to any payments on the trust preferred securities, (C) UBS Preferred Funding Company is or will be required

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
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to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of dividends on the company preferred securities or UBS Preferred Funding Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on the trust preferred securities, or (D) the treatment of any of UBS Preferred Funding Company's items of income, gain, loss, deduction or expense, or the treatment of any item of income, gain, loss, deduction or expense of UBS AG related to the subordinated notes or its ownership of UBS Preferred Funding Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by UBS Preferred Funding Company or UBS AG, will not be respected by a taxing authority, as a result of which UBS Preferred Funding Company or UBS AG is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities, the effect of which cannot be avoided by UBS Preferred Funding Company or UBS AG taking reasonable measures available to it without any adverse effect on or material cost to UBS AG or UBS Preferred Funding Company (as determined by UBS AG in its sole discretion).

REGISTRAR AND TRANSFER AGENT

Wilmington Trust Company, or any other entity that UBS AG designates, will act as registrar and transfer agent for the company preferred securities.

Registration of transfers of the company preferred securities will be effected without charge by or on behalf of UBS Preferred Funding Company, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. UBS Preferred Funding Company will not be required to register or cause to be registered the transfer of the company preferred securities after such company preferred securities have been called for redemption.

The LLC Agreement of UBS Preferred Funding Company provides that, in the event of a partial redemption of the company preferred securities that would result in a delisting of the trust preferred securities from any securities exchange on which the trust preferred securities are then listed, UBS Preferred Funding Company will redeem the company preferred securities in whole.

NOTICES

Notices to the holders of company preferred securities will be mailed by first-class mail, postage prepaid, to the holders' addresses appearing in UBS Preferred Funding Company's records.

GOVERNING LAW

The LLC Agreement of UBS Preferred Funding Company and the company preferred securities are governed by the laws of the State of Delaware.

NATURE OF THE TRADING MARKET


The company preferred securities are not listed on any national exchange or traded in any established market.


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Book-Entry Issuance of Trust Preferred Securities


The trust preferred securities were initially issued to investors only in book-entry form. The total aggregate amount of the trust preferred securities are represented by a permanent global security in fully registered form (a "global certificate") and deposited with a custodian for, and registered in the name of, The Depository Trust Company ("DTC") or its nominee. The global certificate was initially deposited with Wilmington Trust Company, as the custodian for DTC, and registered in the name of Cede & Co., as the nominee of DTC.


Except as described below, the global certificate may be transferred, in whole and not in part, only to another nominee of DTC or a successor of DTC or its nominee. Beneficial interests in the global certificate may not be exchanged for the trust preferred securities in certificated form except in the limited circumstances described below.


Persons that acquire beneficial ownership interests in the global certificate will hold their interests through either (i) DTC in the United States or (ii) Clearstream Banking or Euroclear System in Europe if such persons are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until certificated securities are issued, the only "holder" of trust preferred securities will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Clearstream, Euroclear and their participants.


WITHDRAWAL OF THE COMPANY PREFERRED SECURITIES REPRESENTED BY THE TRUST PREFERRED SECURITIES

Any beneficial owner of the trust preferred securities may withdraw and hold directly a corresponding amount of the company preferred securities as described under "Description of Trust Preferred Securities--Withdrawal of the Company Preferred Securities." Within a reasonable period after such request has been properly made, the trustee of UBS Preferred Funding Trust will instruct DTC to reduce the number of trust preferred securities represented by the global certificate by the amount of the company preferred securities to be so withdrawn by the withdrawing owner.

The company preferred securities that are withdrawn will be issued only in definitive, fully-registered form and will not be eligible to be held through DTC, Euroclear or Clearstream, and the holders of such company preferred securities will receive an annual Form K-1 instead of the Form 1099 that is received by the holders of trust preferred securities. See "Certain U.S. Tax Considerations--Information Reporting and Backup Withholding Tax."


Any holder of company preferred securities may redeposit the company preferred securities as described under "Description of Trust Preferred Securities--Withdrawal of the Company Preferred Securities." Within a reasonable period after such deposit is properly made, the trustee of UBS Preferred Funding Trust will instruct DTC to increase the number of trust preferred securities represented by the global certificate accordingly.


THE DEPOSITORY TRUST COMPANY

The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York

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Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.


DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC is also available to others, such as securities brokers and dealers, banks and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. In March 1999, DTC announced plans to merge with the National Securities Clearing Corporation, subject to regulatory approvals. Upon consummation of the merger, DTC is expected to be managed as a separate operating subsidiary.


CLEARSTREAM BANKING


Clearstream Banking, societe anonyme, or Clearstream, is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including U.S. dollars.


Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

EUROCLEAR SYSTEM


Euroclear System, or Euroclear, was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including U.S. dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in this prospectus.


Euroclear is operated by Euroclear Bank S.A./N.V., the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants.

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BOOK-ENTRY ISSUANCE OF TRUST PREFERRED SECURITIES
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Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear Operator is the Belgian branch of a New York trust company that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, collectively, the Euroclear Terms and Conditions, and applicable Belgian law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

PARTICIPANTS AND BENEFICIAL OWNERS

Purchases of the trust preferred securities within the DTC system must be made by or through DTC participants, which will receive a credit for the trust preferred securities on DTC's records and on the records of Clearstream or Euroclear, if applicable. The ownership interest of each actual purchaser of the trust preferred securities, which is that of a beneficial owner of an interest in a global certificate, is in turn to be recorded on the DTC participants' and indirect participants' records.

Beneficial owners of interests in a global certificate will not receive written confirmation from DTC of their purchases, but beneficial owners of an interest in a global certificate are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which the beneficial owners of an interest in a global certificate purchased their ownership interests in the trust preferred securities. Transfers of ownership interests in the trust preferred securities will be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of an interest in a global certificate. Beneficial owners of interests in a global certificate will not receive certificates representing their ownership interests in the trust preferred securities, unless use of the book-entry system for the trust preferred securities is discontinued.

TRANSFERS AMONG DTC, CLEARSTREAM AND EUROCLEAR

Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with the rules of DTC on behalf of the relevant European international clearing system by the relevant European depositary. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment

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in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream and Euroclear participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of the trust preferred securities received in Clearstream or Euroclear as a result of a transaction with a person that does not hold the trust preferred securities through Clearstream or Euroclear will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of the trust preferred securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

LIMITATIONS ON RESPONSIBILITIES OF DTC, CLEARSTREAM AND EUROCLEAR

DTC, Clearstream and Euroclear have no knowledge of the actual beneficial owners of interests in a global certificate representing the trust preferred securities. DTC's records reflect only the identity of the DTC participants, including Clearstream and Euroclear, to whose accounts those trust preferred securities are credited, which may or may not be the beneficial owners of interests in a global certificate. Similarly, the records of Clearstream and Euroclear reflect only the identity of the Clearstream or Euroclear participants to whose accounts those trust preferred securities are credited, which also may or may not be the beneficial owners of interests in a global certificate. DTC, Clearstream and Euroclear participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC'S PROCEDURES FOR NOTICES, VOTING AND PAYMENTS

So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or that nominee, as the case may be, will be considered the sole owner or holder of trust preferred securities represented by the global certificate for all purposes under the Amended and Restated Trust Agreement. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Amended and Restated Trust Agreement.

DTC has advised UBS AG, as provider of the UBS AG subordinated guarantee, that it will take any action permitted to be taken by a holder of trust preferred securities, including the presentation of the trust preferred securities for exchange as described below, only at the direction of one or more of its participants to whose account the DTC interests in the global certificates are credited and only in respect of that portion of the aggregate liquidation amount of the trust preferred securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a global certificate will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trustee will send redemption notices in respect of the trust preferred securities held in book-entry form to Cede & Co., and will also give those notices in the manner indicated under "Description of Trust Preferred Securities--Notices." If less than all the trust preferred securities are being redeemed, DTC will determine the amount of the interest of each DTC participant to be redeemed in accordance with its procedures.

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BOOK-ENTRY ISSUANCE OF TRUST PREFERRED SECURITIES
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Although voting with respect to the trust preferred securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the trust preferred securities. Under its usual procedures, DTC will mail an Omnibus Proxy to UBS Preferred Funding Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights of those participants to whose accounts the trust preferred securities are allocated on the record date identified in a listing attached to the Omnibus Proxy.

Distributions on the trust preferred securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit its participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by DTC's participants and indirect participants to beneficial owners of interests in a global certificate will be governed by standing instructions and customary practices. Such payments will be the responsibility of those participants and indirect participants and not of DTC, UBS Preferred Funding Trust or UBS AG, as the guarantor, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of any dividends or other amounts to DTC is the responsibility of UBS Preferred Funding Trust, disbursement of such payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a global certificate is the responsibility of participants and indirect participants.

Except as described in this prospectus, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the trust preferred securities. Accordingly, each beneficial owner of an interest in a global certificate must rely on the procedures of DTC to exercise any rights under the trust preferred securities.

TERMINATION OF AND CHANGES TO DEPOSITARY ARRANGEMENTS

A global certificate is exchangeable for the trust preferred securities in registered certificated form if DTC:

     - notifies UBS Preferred Funding Trust that it is unwilling or unable to continue as depositary for the global certificates and UBS Preferred Funding Trust does not appoint a successor depositary, or

     - has ceased to be a clearing agency registered under the Securities Exchange Act of 1934.


Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants, none is under any obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither UBS AG nor UBS Preferred Funding Trust will have any responsibility for the performance by DTC, Clearstream, Euroclear or their participants or indirect participants under the rules and procedures governing them. DTC, Clearstream or Euroclear may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving notice to UBS Preferred Funding Trust. Under those circumstances, definitive trust preferred security certificates would be delivered as described under "Description of Trust Preferred Securities--Transfer and Issue of Definitive Trust Preferred Securities."


LIMITATIONS ON RIGHTS RESULTING FROM BOOK-ENTRY FORM

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global trust preferred securities as represented by a global certificate.

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Description of UBS AG Subordinated Guarantee

UBS AG and Wilmington Trust Company, as guarantee trustee, have executed the UBS AG Subordinated Guarantee Agreement. We have qualified the UBS AG Subordinated Guarantee Agreement as an indenture under the Trust Indenture Act. The terms of the UBS AG subordinated guarantee include both those stated in the UBS AG Subordinated Guarantee Agreement and those made part of the UBS AG Subordinated Guarantee Agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the UBS AG subordinated guarantee is not complete and is subject to, and qualified in its entirety by reference to, the UBS AG Subordinated Guarantee Agreement and the Trust Indenture Act. We have filed a copy of the UBS AG Subordinated Guarantee Agreement as an exhibit to the registration statement of which this prospectus is a part.

GUARANTEED OBLIGATIONS

In the UBS AG Subordinated Guarantee Agreement, UBS AG unconditionally guarantees, on a subordinated basis, the payment by UBS Preferred Funding Company of the following, without duplication:

     - any dividends on the company preferred securities that are due and payable on any mandatory dividend payment date in an amount equal to the mandatory dividend payment;

     - any discretionary dividends on the company preferred securities that become definitive because UBS AG does not deliver a no dividend instruction;

     - the redemption price payable with respect to any company preferred securities called for redemption by UBS Preferred Funding Company;

     - the liquidating distribution on each company preferred security payable upon liquidation of UBS Preferred Funding Company; and


     - any additional amounts payable by UBS Preferred Funding Company as described under "Description of Company Preferred Securities--Additional Amounts."


Subject to the subordination provisions described below, UBS AG will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that UBS Preferred Funding Company may have or assert, other than the defense of payment, and whether or not UBS Preferred Funding Company has legally available funds for the guaranteed payments. UBS AG's obligations under the UBS AG Subordinated Guarantee Agreement are several and independent of the obligations of UBS Preferred Funding Company with respect to the company preferred securities.


See "Description of Company Preferred Securities--Dividends" for a description of circumstances when dividends on the company preferred securities are mandatory, "Description of Company Preferred Securities--Redemption" for a description of the company preferred securities' redemption provisions and "Description of Company Preferred Securities--Ranking and Liquidation Preference" for a description of the liquidation claim to which the holders are entitled in a liquidation of UBS Preferred Funding Company.


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DESCRIPTION OF UBS AG SUBORDINATED GUARANTEE
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SUBORDINATION

The UBS AG subordinated guarantee is a general and unsecured obligation of UBS AG and, in liquidation of UBS AG, will rank, both as to payment and in liquidation:

- subordinate and junior to all deposits and other liabilities (including those in respect of bonds, notes and debentures of UBS AG) that do not expressly rank equally with the obligations of UBS AG under the UBS AG Subordinated Guarantee Agreement, and

- senior to the ordinary shares of UBS AG and any other securities or shares of UBS AG expressed to rank junior to the most senior preference shares of UBS AG (if any) from time to time outstanding.

The foregoing liabilities that rank senior to the UBS AG subordinated guarantee are collectively called "UBS AG senior liabilities."


Payments under the UBS AG subordinated guarantee (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of UBS AG as provided below) are conditional upon UBS AG not being in default in the payment of UBS AG senior liabilities and being solvent at the time of payment. A report as to the insolvency of UBS AG by two persons, each being a managing director, director or other authorized officer or agent of UBS AG or employees of the independent accountants of UBS AG will, in the absence of manifest error, be treated and accepted by UBS AG, the holders of company preferred securities and all other interested parties as correct and sufficient evidence thereof.


If UBS AG is liquidated, whether voluntarily or involuntarily, (i) UBS Preferred Funding Company will be liquidated and (ii) under the UBS AG Subordinated Guarantee Agreement, the holders of company preferred securities (whether through UBS Preferred Funding Trust or as direct holders who have withdrawn their company preferred securities from UBS Preferred Funding Trust) will have a claim entitling them to substantially the same liquidating distributions in the liquidation of UBS AG that they would have been entitled to if they had purchased preferred shares of UBS AG having an aggregate liquidation preference equal to the aggregate liquidation preference of the company preferred securities and bearing dividends at the rate of dividends applicable to the company preferred securities. The UBS AG Subordinated Guarantee Agreement and UBS Preferred Funding Company's LLC Agreement, taken together, provide that the holders of company preferred securities will not receive liquidating distributions in a liquidation of UBS Preferred Funding Company and payments under the UBS AG subordinated guarantee that, taken together, exceed the liquidating distributions to which they would have been entitled had they instead owned non-cumulative perpetual preferred shares of UBS AG with equivalent terms as described above.

The subordination provisions set out above are irrevocable. UBS AG may not create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the UBS AG subordinated guarantee.

The obligations of UBS AG in respect of the UBS AG subordinated guarantee are, prior to the winding up or dissolution of UBS AG, conditional upon UBS AG being solvent immediately before and after payment by the Cayman Islands branch. If this condition is not satisfied, any amounts that might otherwise have been allocated in or towards payment in respect of the UBS AG subordinated guarantee may be used to absorb losses of UBS AG.

If a capital loss (as defined below) occurs, the board of directors of UBS AG is required by Article 725 paragraph 1 of the Swiss Code of Obligations to call a general meeting of the shareholders of UBS AG and propose at such meeting measures for a financial reorganization of UBS AG. Holders of trust preferred securities and company preferred securities will not have any right to attend or take any action at any such meeting because they are not shareholders of UBS AG. Neither the calling of such a

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DESCRIPTION OF UBS AG SUBORDINATED GUARANTEE
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meeting nor the proposal of such financial organization will itself affect the obligations of UBS AG under the UBS AG Subordinated Guarantee Agreement.

If at any time UBS AG's unconsolidated unsubordinated liabilities exceed its unconsolidated total assets (valued at the higher of their going-concern and their liquidation value), as calculated based on the most recent unconsolidated interim balance sheet of UBS AG, the board of directors of UBS AG is required by
Article 725 paragraph 2 of the Swiss Code of Obligations to notify the competent court of such excess, unless unsubordinated creditors of UBS AG agree to subordinate their claims to the extent that such unsubordinated liabilities exceed such assets. Upon any such notification, such court must declare the bankruptcy of UBS AG in accordance with Article 725a paragraph 1 of the Swiss Code of Obligations and Article 35 paragraph 2 of the Swiss Banking Law. In the past, however, the Swiss Federal Banking Commission has usually exercised the broad discretion granted to it under Swiss banking law before the occurrence of such an excess when it has perceived the interests of creditors of a Swiss bank to be at risk. In such cases, the Swiss Federal Banking Commission has generally withdrawn the banking license of the affected bank, which has then been required to go into liquidation (pursuant to Article 23 quinquies of the Swiss Banking
Law).

As used in this prospectus:

     "assets" means the consolidated gross assets of UBS AG.

     A "capital loss" is deemed to occur if UBS AG's assets are less than the sum of (i) its liabilities and (ii) one-half of its share capital and statutory reserves, each as shown on and as calculated based on the latest published annual unconsolidated balance sheet of UBS AG. The sum of UBS AG's unconsolidated share capital and statutory reserves at 31 December 2000 was CHF 22.5 million.

     "liabilities" means the consolidated gross liabilities of UBS AG, all as shown by the latest published audited consolidated balance sheet of UBS AG as adjusted for contingencies and for subsequent events, all valued in such manner as UBS AG or any liquidator (as the case may be) may determine and calculated in accordance with IAS.

     "solvent" means (i) UBS AG is able to pay its debts as they fall due and
     (ii) UBS AG's assets exceed its liabilities (other than its liabilities to persons who are not senior creditors).

Subject to applicable law, no beneficiary of the UBS AG subordinated guarantee may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by UBS AG arising under or in connection with the UBS AG subordinated guarantee and each beneficiary of the UBS AG subordinated guarantee shall, by virtue of being a beneficiary of the UBS AG subordinated guarantee, be deemed to have waived all such rights to set-off, compensation or retention.

ADDITIONAL AMOUNTS

UBS AG will make all payments under the UBS AG subordinated guarantee without withholding or deducting for, or on account of, any present or future tax, duties, assessments or governmental charges imposed or levied by Switzerland or the jurisdiction of residence of the issuer of any subordinated notes held by UBS Preferred Funding Company or from which any payment on such notes is made or any authority of any of those jurisdictions that has the power to tax, unless UBS AG is required by law to withhold or deduct the present or future tax, duties, assessments or governmental charges. If UBS AG is required to withhold or deduct any portion of a payment, UBS AG will pay additional amounts in order to cause the net amounts received by the holders of trust preferred securities and company preferred securities to be the same as the holders would have received in the absence of the withholding or deduction, subject to the same limitations or additional amounts payable by UBS

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DESCRIPTION OF UBS AG SUBORDINATED GUARANTEE
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Preferred Funding Company as described above under "Description of Company Preferred Securities--Additional Amounts."

If payment of the amounts described above cannot be made by reason of any limitation referred to above, those amounts will be payable in proportion to the amounts that would have been payable but for that limitation.

OTHER PROVISIONS

The guarantee trustee, on behalf of the holders of company preferred securities, may enforce the UBS AG subordinated guarantee directly against UBS AG if UBS AG defaults under the UBS AG subordinated guarantee. The UBS AG Subordinated Guarantee Agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the guarantee trustee or any other holder of the trust preferred securities or company preferred securities, each holder of trust preferred securities or company preferred securities will be entitled to enforce the rights of the holders of the company preferred securities under the UBS AG Subordinated Guarantee Agreement represented by the trust preferred securities or company preferred securities held by such holder.

CERTAIN COVENANTS OF UBS AG AND UBS PREFERRED FUNDING COMPANY

ISSUANCE AND GUARANTEE OF PREFERENCE SHARES
UBS AG will not issue any preferred or preference shares with liquidation rights effectively ranking senior to its obligations under the UBS AG subordinated guarantee or give any guarantee in respect of any of its preferred shares or preferred shares issued by any of its subsidiaries if the guarantee would rank senior to the UBS AG subordinated guarantee unless the UBS AG subordinated guarantee is amended to give the holders of company preferred securities and the trust preferred securities the same rights and entitlements as are contained in or attached to the other guarantees so that the UBS AG subordinated guarantee ranks equally with those guarantees and, from a financial point of view, effectively, with those preferred shares. Except to the extent described above, the UBS AG subordinated guarantee does not limit the incurrence or issuance of other secured or unsecured debt or other obligations of UBS.

PAYMENT OF DIVIDENDS
UBS AG has agreed in the UBS AG subordinated guarantee that if any amount required to be paid under the UBS AG subordinated guarantee in respect of any dividends on the trust preferred securities or company preferred securities payable in respect of the most recent dividend period has not been paid, UBS AG will pay that amount before paying any dividend or other payment on any UBS AG junior obligations, except dividends in the form of the ordinary shares.

NO ASSIGNMENT

UBS AG may not assign its obligations under the UBS AG subordinated guarantee, except in the case of merger, consolidation or sale of substantially all of its assets where UBS AG is not the surviving entity.

TERMINATION

The UBS AG subordinated guarantee will terminate on the earlier of:

     - the payment of the redemption price for all company preferred securities or purchase and cancellation of all company preferred securities,

     - full payment of the liquidating distribution on all company preferred securities.

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However, the UBS AG subordinated guarantee will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any payment made under the company preferred securities or the UBS AG subordinated guarantee.

AMENDMENTS

Any changes to the provisions of the UBS AG subordinated guarantee that establish the amount and timing of the payments under the UBS AG subordinated guarantee must be approved by each holder of company preferred securities. Any other provision of the UBS AG subordinated guarantee may be modified only with the prior approval of the holders of not less than two-thirds (based on the aggregate liquidation preference) of the company preferred securities.

Notwithstanding the foregoing, without the consent of any holder of company preferred securities, UBS AG may amend or supplement the UBS AG Subordinated Guarantee Agreement:

     - to evidence the succession of another entity to UBS AG and the assumption by any such successor of the covenants of UBS AG in the UBS AG Subordinated Guarantee Agreement,

     - to add to the covenants of UBS AG for the benefit of the holders of company preferred securities, or to surrender any right or power conferred upon UBS AG under the UBS AG Subordinated Guarantee Agreement,

     - to correct or supplement any provision in the UBS AG Subordinated Guarantee Agreement which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the UBS AG Subordinated Guarantee Agreement, so long as any such action shall not materially adversely affect the interests of the holders of company preferred securities, or

     -  to cure any ambiguity or correct any mistake.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

Wilmington Trust Company is the guarantee trustee. The guarantee trustee is required to perform only those duties that are specifically set forth in the UBS AG subordinated guarantee, except when a default has occurred and is continuing with respect to the UBS AG subordinated guarantee. After a default, the guarantee trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the UBS AG subordinated guarantee at the request of any holder of company preferred securities or any holder of trust preferred securities, as the case may be, unless the holder offers the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

GOVERNING LAW

The UBS AG subordinated guarantee will be governed by and construed in accordance with the laws of the State of New York.

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Description of Subordinated Notes of UBS AG

The following summary of the material terms and provisions of the subordinated notes is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the subordinated notes. We have filed a copy of the form of subordinated note as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

UBS Preferred Funding Company applied the proceeds of the company preferred securities and company common securities to purchase from the Cayman Islands branch of UBS AG newly issued subordinated notes of the Cayman Islands branch. The subordinated notes are undated perpetual obligations of UBS AG, acting through the Cayman Islands branch, and have an aggregate principal amount of USD1,500,000,000. Interest on the subordinated notes will be payable from the date of initial issuance, semi-annually in arrears on 1 April and 1 October of each year through October 2010 and thereafter quarterly in arrears on 1 January, 1 April, 1 July and 1 October of each year (or, if any such day is not a business day, the next business day, but without any additional interest or other payment in respect of such delay) (each an "interest payment date" and the period from and including an interest payment date, or the date of initial issuance, as applicable, to but not including the next interest payment date, an "interest period") as follows:

     - for each interest period through the interest period ending on the interest payment date in October 2010, at a fixed rate per annum equal to 8.622% (calculated on the basis of a 360-day year consisting of twelve 30-day months), and

     - for each interest period ending after October 2010, at a floating rate per annum equal to 3.07% above three-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

The calculation of LIBOR is described under "Description of Company Preferred Securities--Dividends." Interest due on an interest payment date will be deferrable at the option of UBS AG's Cayman Islands branch to the extent that dividends on the company preferred securities due on the corresponding dividend payment date would constitute nondefinitive dividends. Interest deferred in this manner will not itself bear interest.

REDEMPTION

The subordinated notes will be redeemable with the consent of the Swiss Federal Banking Commission and at the option of the Cayman Islands branch of UBS AG:

     - on the interest payment date in October 2010 or any interest payment date occurring after that date, in whole or in part, at a redemption price equal to 100% of their principal amount plus interest accrued but unpaid to the date fixed for redemption,

     - prior to the interest payment date in October 2010, in whole but not in part, if a Tax Event resulting from a Change in Tax Law (and relating to an event described in clauses (A), (B) or (C) of the definition of "Tax Event") occurs at a redemption price equal to 100% of their principal amount plus interest accrued but unpaid to the date fixed for redemption, or

     - prior to the interest payment date in October 2010, in whole but not in part, if a Tax Event not resulting from a Change in Tax Law relating to an event described in clause (A), (B) or (C) of the definition of "Tax Event", an Investment Company Act Event or a Capital Event occurs at a redemption price equal to interest accrued but unpaid to the date fixed for redemption plus a make whole amount calculated in substantially the same manner as the Make Whole Amount applicable to the company preferred securities.

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ADDITIONAL AMOUNTS

If the Cayman Islands branch of UBS AG is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of the subordinated notes, the Cayman Islands branch will pay such additional amounts as shall be required so that the amount received by UBS Preferred Funding Company under the subordinated notes shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

SUBORDINATION

The subordinated notes are a general and unsecured obligation of UBS AG and, in liquidation of UBS AG, will rank, both as to payment and in liquidation:

     - subordinate and junior to UBS AG senior liabilities, as defined under "Description of UBS AG Subordinated Guarantee--Subordination," and

     - senior to the ordinary shares of UBS AG and any other securities or shares of UBS AG expressed to rank junior to the most senior preference shares of UBS AG (if any) from time to time outstanding.

Payments under the subordinated notes (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of UBS AG) are conditional upon UBS AG not being in default in the payment of UBS AG senior liabilities, and being solvent, as defined under "Description of UBS AG Subordinated Guarantee--Subordination," at the time of payment. A report as to the insolvency of UBS AG by two persons, each being a managing director, director or other authorized officer or agent of UBS AG or employees of the independent accountants of UBS AG will, in the absence of manifest error be treated and accepted by UBS AG, the holders of the company preferred securities and all other interested parties as correct and sufficient evidence thereof.

ENFORCEMENT OF THE SUBORDINATED NOTES

Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of UBS Preferred Funding Company with respect to the subordinated notes may be given or taken at the discretion of a majority of the entire board of directors of UBS Preferred Funding Company.

TRANSFER OF THE SUBORDINATED NOTES

The subordinated notes will be represented by a single definitive note registered in the name of UBS Preferred Funding Company. UBS Preferred Funding Company's LLC Agreement provides that UBS Preferred Funding Company may sell the subordinated notes only upon the affirmative vote of both a majority of the board of directors of UBS Preferred Funding Company and the holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and other company parity preferred securities (if any), voting together as a single class.

Although UBS Preferred Funding Company may sell the subordinated notes subject to the requirements of the Securities Act of 1933 and other applicable laws and the foregoing requirements, UBS AG and UBS Preferred Funding Company do not anticipate that UBS Preferred Funding Company will sell the subordinated notes and there is no expectation that a market will develop or exist for the subordinated notes. The subordinated notes, by their terms, will provide that they may be sold in whole and not in part and may not be divided into denominations of less than USD1,000.

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DESCRIPTION OF SUBORDINATED NOTES OF UBS AG
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EVENTS OF DEFAULT

The subordinated notes will not provide for acceleration if the Cayman Islands branch of UBS AG fails to make a payment when due. If the Cayman Islands branch fails to make a payment when due of an installment of interest on the subordinated notes, UBS Preferred Funding Company will be entitled to seek to enforce payment only of the defaulted installment but not in respect of any failure to pay interest due under the subordinated notes that was deferred because the dividends on the company preferred securities on the corresponding dividend payment date would have constituted nondefinitive dividends. A "default" under the subordinated notes will occur if the Cayman Islands branch fails to make a payment when due of an installment of principal or interest.

MODIFICATION AND AMENDMENT OF THE SUBORDINATED NOTES

The subordinated notes may be modified or amended only by the written agreement of the Cayman Islands branch of UBS AG and UBS Preferred Funding Company. However, UBS Preferred Funding Company's LLC Agreement provides that UBS Preferred Funding Company may not agree to any such modification or amendment for so long as any company preferred securities or other company parity preferred securities, if any, are outstanding unless holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and other company parity preferred securities, if any, voting as a class, consent to such modification or amendment (except that such consent of the holders of company preferred securities and any other company parity preferred securities shall not be required if (a) the proposed amendment or modification would not materially and adversely affect the rights, preferences, powers or privileges of UBS Preferred Funding Company and (b) UBS Preferred Funding Company has received a letter from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services to the effect that such amendment will not result in a downgrading of its respective rating then assigned to the company preferred securities).

GOVERNING LAW

The subordinated notes will be governed by the laws of the State of New York.

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Certain U.S. Tax Considerations

In the opinion of Sullivan & Cromwell, the following accurately describes the material United States federal income tax (and, where specifically noted, United States federal estate tax) consequences of the purchase of the trust preferred securities and the ownership and disposition of the trust preferred securities and the company preferred securities.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

This discussion addresses only the tax consequences to a person that acquires the trust preferred securities on their original issue at their original offering price and that holds the trust preferred securities, and any company preferred securities received in exchange for the trust preferred securities, as capital assets. It does not address all tax consequences that may be applicable to a beneficial owner of the trust preferred securities, nor does it address the tax consequences to:

     - persons that may be subject to special treatment under United States federal income tax law, such as tax exempt entities, certain insurance companies, broker-dealers, traders in securities that elect to mark to market, persons liable for alternative minimum tax or persons that actually or constructively own 10% or more of the voting stock of UBS AG,

     - persons that will hold the trust preferred securities or the company preferred securities as part of a larger transaction, such as a "straddle" or a "hedging" or "conversion" transaction, or

     -  persons whose functional currency is not the United States dollar.

This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

CLASSIFICATION OF UBS PREFERRED FUNDING TRUST AND UBS PREFERRED FUNDING COMPANY

Under current law, and assuming compliance with the terms of the Amended and Restated Trust Agreement, UBS Preferred Funding Trust will be treated as a grantor trust and not as a partnership or an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the trust preferred securities will be considered the beneficial owner of a pro rata portion of the company preferred securities held by UBS Preferred Funding Trust.

Under current law, and assuming compliance with the LLC Agreement, UBS Preferred Funding Company will be treated as a partnership for United States federal income tax purposes. A partnership is not a taxable entity and incurs no United States federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its United States federal income tax liability, regardless of whether distributions are made to the partner. These items generally will be treated as if realized by the partner directly from the same source realized by UBS Preferred Funding Company.

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CERTAIN U.S. TAX CONSIDERATIONS
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UNITED STATES HOLDERS

You are a "United States Holder" if you are a beneficial owner of the trust preferred securities and you are:

     -  an individual citizen or resident of the United States,

     - a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia,

     - an estate, and your income is subject to United States federal income tax regardless of source, or

     -  a trust, and

        - a United States court is able to exercise primary supervision over your administration, and

        - no non-United States person has the authority to control any of your substantial decisions.

INCOME FROM THE TRUST PREFERRED SECURITIES

Under the LLC Agreement, upon the declaration, or deemed declaration, of dividends on the company preferred securities, a like amount of UBS Preferred Funding Company's ordinary income will be allocated to the holders of company preferred securities. Regardless of when dividends on the trust preferred securities are actually paid, income allocated to the holders of company preferred securities will be includable as ordinary income by a United States Holder for its taxable year that includes 31 December of the calendar year in which the income is allocated, except that if the United States Holder disposes of its entire holding of the trust preferred securities and the company preferred securities (if any), the amount allocated for the calendar year of that disposition will be includable for the United States Holder's taxable year that includes the date of that disposition.

Assuming compliance with the terms of the Amended and Restated Trust Agreement, UBS Preferred Funding Trust will distribute, on a semi-annual basis, an amount of cash equal to all of the income that is allocated to it as a holder of company preferred securities. As a consequence, a United States Holder will not recognize income in respect of the trust preferred securities without receiving the corresponding cash distribution, unless the United States Holder sells or otherwise disposes of those trust preferred securities between the declaration date of dividends on the company preferred securities and the corresponding record date for dividends on the trust preferred securities. In the case of a sale between those dates, a United States Holder will recognize ordinary income in an amount equal to the dividends on the company preferred securities, which would increase the United States Holder's basis in the trust preferred securities and reduce the gain, or increase the loss, recognized on the sale or other disposition.

A United States Holder's allocated share of UBS Preferred Funding Company's income from the initial subordinated notes will be foreign source income for purposes of determining the limitation on any allowable foreign tax credit. The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, a United States Holder's allocated share of UBS Preferred Funding Company's income from the initial subordinated notes generally will constitute "passive income" or, in the case of certain United States Holders, "financial services income." If, with respect to any distribution to a United States Holder, additional amounts are paid by UBS Preferred Funding Company as a result of withholding taxes imposed on the distribution, those additional amounts will be taxable to the United States Holder as foreign source income. However, withholding taxes in the amount of those additional amounts will generally be treated as foreign income taxes eligible for credit against that United States Holder's United States federal income

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tax liability, subject to generally applicable limitations and conditions or, at the election of that United States Holder, for deduction in computing the United States Holder's taxable income.

No portion of the income derived by a United States Holder from the trust preferred securities will be eligible for the dividends-received deduction generally available to United States corporations in respect of dividends received from other United States corporations.

UBS AG believes that it is not a "passive foreign investment company" (sometimes known as a "PFIC") for United States federal income tax purposes, but this conclusion is a factual determination made annually and thus may be subject to change. A United States Holder might be subject to special rules with respect to certain amounts earned by UBS Preferred Funding Company with respect to the initial subordinated notes if UBS AG were treated as a PFIC for United States federal income tax purposes.

RECEIPT OF THE COMPANY PREFERRED SECURITIES UPON LIQUIDATION OF UBS PREFERRED FUNDING TRUST

Under certain circumstances, the company preferred securities may be distributed to the trust preferred securityholders in exchange for their trust preferred securities and in liquidation of UBS Preferred Funding Trust. Unless the liquidation of UBS Preferred Funding Trust occurs as a result of UBS Preferred Funding Trust being subject to United States federal income taxes, such a distribution to a United States Holder would be treated, for United States federal income tax purposes, as a non-taxable event. Each United States Holder would receive an aggregate tax basis in the company preferred securities equal to the United States Holder's aggregate tax basis in its trust preferred securities and the United States Holder's holding period in the company preferred securities received would include the period during which the trust preferred securities were held by the United States Holder. If, however, the liquidation of UBS Preferred Funding Trust were to occur because UBS Preferred Funding Trust is subject to United States federal income taxes, the distribution of the company preferred securities to United States Holders by UBS Preferred Funding Trust would likely be a taxable event to each United States Holder, and a United States Holder would recognize gain or loss as if the United States Holder had exchanged its trust preferred securities for the company preferred securities it received. The gain or loss would be equal to the difference between the United States Holder's aggregate tax basis in its trust preferred securities surrendered in the exchange and the aggregate fair market value of the company preferred securities received in the exchange.

If the company preferred securities are distributed to the holders of trust preferred securities in liquidation of UBS Preferred Funding Trust, U.S. tax information will be provided to beneficial owners of the trust preferred securities and to the Internal Revenue Service on Schedule K-1, rather than in the manner described below under "--Information Reporting and Backup Withholding Tax".

DISPOSITION OF THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED
SECURITIES

A United States Holder will recognize gain or loss on a sale, exchange or other taxable disposition of the trust preferred securities or the company preferred securities in an amount equal to the difference between the United States Holder's adjusted tax basis and the amount realized on the disposition. A United States Holder's adjusted tax basis in the trust preferred securities generally will equal the amount paid for the trust preferred securities, increased by the amount of income allocated to the United States holder and reduced by the amount of any cash, and the fair market value of any other property, distributed to the United States Holder. Any gain or loss so recognized generally will be capital gain or loss, will be long-term capital gain or loss if the United States Holder's holding period is more than one year and will be U.S. source income or loss for purposes of determining the

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limitation on any allowable foreign tax credit. In the case of a non-corporate United States Holder, long-term capital gains are generally subject to tax at preferential rates.

The trust preferred securities may trade at a price that does not fully reflect the value of income that may have been allocated to a United States Holder with respect to the United States Holder's trust preferred securities. A United States Holder that disposes of the trust preferred securities between the declaration date of dividends on the company preferred securities and the corresponding record date for dividends on the trust preferred securities will be required to include as ordinary income an amount equal to dividends on the company preferred securities and to add the amount of that income to its adjusted tax basis in the trust preferred securities. Accordingly, such a United States Holder will recognize a capital loss to the extent that the selling price is less than the United States Holder's adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

You are a "Non-United States Holder" if you are a beneficial owner of the trust preferred securities or the company preferred securities and you are not a United States Holder.

UBS Preferred Funding Company intends to operate so that it will not be engaged in a trade or business within the United States for United States federal income tax purposes. Moreover, UBS Preferred Funding Company intends to invest in securities the income from which will be either generally exempt from United States federal withholding tax or exempt from United States federal withholding tax to the extent allocable to a Non-United States Holder.

A Non-United States Holder will not be subject to United States federal income or withholding tax on any allocated share of UBS Preferred Funding Company's income or gain, or any gain realized on the sale or exchange of the trust preferred securities, unless, in the case of gains, the Non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met. A Non-United States Holder will not be subject to backup withholding provided certain certification requirements are satisfied as described under "--Information Reporting and Backup Withholding Tax."

The treatment of the trust preferred securities and the company preferred securities for United States federal estate tax purposes is unclear. If you are an individual Non-United States Holder, you should consult your tax advisor about the possibility that the trust preferred securities or the company preferred securities will be includable in your gross estate for purposes of the United States federal estate tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

If you are a noncorporate United States Holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

     - the amount of income paid or accrued on the trust preferred securities, and

     - the payment of proceeds to you from the disposition of the trust preferred securities effected at a United States office of a broker.

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Additionally, backup withholding at a rate of 31% may apply to such amount of income or payment of proceeds if you:

     - fail to provide an accurate taxpayer identification number,

     - are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

     - in certain circumstances, fail to comply with applicable certification requirements.

If you are a Non-United States Holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments made on the trust preferred securities and the payment of the proceeds from the disposition of the trust preferred securities effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

     - the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

        - an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

        - other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

     - you otherwise establish an exemption.

Payment of the proceeds from the disposition of the trust preferred securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a disposition of the trust preferred securities effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States,

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a disposition of the trust preferred securities effected at a foreign office of a broker will be subject to information reporting (and backup withholding if the broker has actual knowledge that you are a United States person) if the broker is:

     - a United States person,

     - a controlled foreign corporation for United States tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

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     - a foreign partnership, if at any time during its tax year:

        - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

        - such foreign partnership is engaged in the conduct of a United States trade or business,


unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.


You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

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Certain Tax Considerations Under the Laws of Switzerland

GENERAL

The tax information set forth below is based on the opinion of ATAG Ernst & Young AG, Switzerland, dated 7 August 2000, and has been approved by them for its accuracy. The following is a summary of the material Swiss tax consequences related to the acquisition, ownership and disposition of the trust preferred securities. The summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the tax considerations that may be relevant to a decision to invest in the trust preferred securities. The tax treatment for each shareholder depends on the particular situation of the shareholder and prospective investors are therefore advised to consult with their professional tax advisors as to the respective tax consequences of the purchase, ownership and disposition of the trust preferred securities.

Furthermore, this summary does not address the tax treatment of the holders of trust preferred securities subject to special tax rules.

HOLDERS WHO ARE NOT RESIDENTS OR DOMICILIARIES OF SWITZERLAND AND HAVE NO PERMANENT ESTABLISHMENT OR REPRESENTATIVE IN SWITZERLAND

Holders of trust preferred securities who are not residents or domiciliaries of Switzerland and have no permanent establishment or permanent representative in Switzerland to which or to whom the shares are attributable or to which or to whom the trust preferred securities belong, will not be subject to Swiss corporate or individual income and capital tax or capital gains tax on the holding and disposition of the trust preferred securities. Furthermore, there will be no inheritance or gift tax imposed in Switzerland on the trust preferred securities if the holder is an individual who is not domiciled in Switzerland.

ISSUANCE STAMP TAX
The issuance of the trust preferred securities will not be a taxable event for Swiss issuance stamp tax purposes.

SECURITIES TURNOVER TAX
On the sale or purchase of the trust preferred securities through a registered Swiss securities dealer a turnover tax of 0.15% will be imposed on each party. No turnover tax will be imposed on transactions that are not through a registered Swiss securities dealer.

HOLDERS WHO ARE RESIDENTS OR DOMICILIARIES OF SWITZERLAND OR HAVE A PERMANENT ESTABLISHMENT OR REPRESENTATIVE IN SWITZERLAND

The following summary of the treatment of the holders of trust preferred securities who are residents or domiciliaries of, or who have a permanent establishment or residence in Switzerland, is based upon the conclusion that for Swiss tax purposes the trust preferred securities are shareholder's equity rather than debt.

WITHHOLDING TAX
No Swiss withholding tax is levied on dividend payments on the trust preferred securities.

DIVIDENDS
Dividends received by a Swiss resident company or by an individual on the trust preferred securities are subject to Swiss income tax.

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CERTAIN TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND
--------------------------------------------------------------------------------

Dividends received by a Swiss resident company qualify for the participation exemption, if the recipient of the dividend owns at least 20% of the shares of the distributing corporation or if the recipient holds shares with a market value of at least CHF 2 million. Moreover, an investment in the trust preferred securities may qualify as a participation for determining the holder privilege.

CAPITAL GAINS
Capital gains or losses realized by legal entities on the disposal or exchange of the trust preferred securities are treated as ordinary income or expense. The basis for determining the gain or loss is the tax value, which is generally the book value.

As a result of a recent change of the Federal Tax Law, a corporation that controls a participation of 20% or more in another corporation may claim the participation relief for capital gains.

Nonbusiness capital gains realized by individuals are not taxed in Switzerland. Individuals are only taxed on capital gains if they qualify as professional securities dealers, or if the trust preferred securities are attributable to a business carried on in Switzerland.

REDEMPTION OF CAPITAL
The amount distributed to individual shareholders in excess of the nominal share capital is regarded as a dividend, which is subject to Swiss income tax.

For the trust preferred securities attributed to a business in Switzerland or a legal entity, the principles of taxation of capital gains apply.

INHERITANCE AND GIFT TAXES
Almost all cantons levy separate inheritance and gift taxes. No inheritance or gift taxes are imposed on the federal level. Inheritance and gift taxes are only imposed on individuals. No corporate inheritance or gift tax is levied. The tax is due on the transfer of the trust preferred securities by way of gift or upon the death of a holder, provided the holder is domiciled in Switzerland. The tax is based on the fair market value of the trust preferred securities.

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Certain ERISA Considerations

If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA"), you should review the fiduciary standards of ERISA and the plan's particular circumstances before deciding to invest in the trust preferred securities. You should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the plan and the other agreements which apply to plan investments.

A fiduciary of a plan subject to ERISA, as well as a person investing on behalf of an individual retirement account or a pension or profit-sharing plan for one or more self-employed persons, should also consider whether an investment in the trust preferred securities could result in a prohibited transaction. ERISA and the Internal Revenue Code of 1986, as amended, prohibit plans and individual retirement accounts from engaging in certain transactions involving plan assets with persons who are parties in interest under ERISA or disqualified persons under the Internal Revenue Code of 1986, as amended, with respect to the plan or individual retirement account. A violation of these rules may result in a substantial excise tax under the Internal Revenue Code of 1986, as amended, and other liabilities under ERISA. Employee benefit plans that are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA.

The assets of UBS Preferred Funding Trust would be treated as plan assets for purposes of the prohibited transaction rules under a U.S. Department of Labor regulation if plans and individual retirement accounts purchase trust preferred securities, unless an exception under the regulation applies. The regulation provides an exception if the trust preferred securities are considered to be publicly-offered securities. The underwriters expect that the trust preferred securities will be publicly-offered securities under the regulation because:

     - the underwriters expect that the trust preferred securities will be purchased initially by at least 100 persons who are independent of us and each other,

     -  the trust preferred securities can be transferred freely,

     - the trust preferred securities are being sold through this prospectus which is part of an effective registration statement filed with the SEC, and


     - the trust preferred securities will be timely registered with the SEC under the Securities Exchange Act of 1934.



If we are a party in interest or a disqualified person with respect to a plan or individual retirement account that buys the trust preferred securities, either directly or because we own banking or other subsidiaries, the sale could be treated as a prohibited transaction unless an administrative exemption issued by the Department of Labor applies. The Department of Labor has issued class exemptions that may apply to exempt transactions resulting from the purchase or holding of the trust preferred securities. Among those class exemptions are Prohibited Transaction Exemption:


     -  96-23, for transactions determined by in-house asset managers;

     -  95-60, for transactions involving insurance company general accounts;

     -  91-38, for transactions involving bank collective investment funds;

     -  90-1, for transactions involving insurance company separate accounts;
        and

     - 84-14, for transactions determined by independent qualified asset managers.

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CERTAIN ERISA CONSIDERATIONS
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These rules are very complicated and the penalties that may be imposed upon persons involved in prohibited transactions can be substantial. This makes it very important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of a benefit plan investor consult with their lawyer regarding what could happen if the assets of UBS Preferred Funding Trust were deemed to be plan assets and if the investor can use one of the above class exemptions or another applicable exemption.


A purchaser or holder of trust preferred securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either
(a) is not an employee benefit plan and is not purchasing such securities on behalf of or with plan assets of any employee benefit plan or (b) is eligible for the exemptive relief available under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such holding.


Before relying on any of these exemptions, a purchaser must conclude that the exemption provides the necessary relief for all potential prohibited transactions arising from the purchase of and from holding the trust preferred securities. Neither the underwriters, UBS AG nor any of their respective affiliates, agents or representatives have or can represent that these exemptions apply with respect to any purchase of trust preferred securities by any holder.

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Plan of Distribution



This prospectus is to be used by UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and other affiliates of UBS AG in connection with offers and sales related to market-making transactions in the trust preferred securities and, to the extent they are held separately, the company preferred securities by and through UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new securities are offered. These market-making transactions will settle in accordance with customary market practices, or as otherwise agreed by the parties. None of these affiliates will receive any compensation from UBS AG, UBS Preferred Funding Trust or UBS Preferred Funding Company for engaging in these transactions.



UBS Warburg LLC and UBS PaineWebber Inc. currently make a market in the debt securities. However, they are not required to do so, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the trust preferred securities or, to the extent they are held separately, the company preferred securities.


Validity of the Securities

Certain matters of Delaware law relating to the validity of the trust preferred securities and the company preferred securities were passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company. The validity of the subordinated notes and the UBS AG Subordinated Guarantee Agreement was passed upon for UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company by Sullivan & Cromwell. Sullivan & Cromwell relied upon the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law and the opinion of Bar & Karrer, Swiss counsel to UBS AG, as to matters of Swiss law. Certain matters relating to United States federal income tax considerations were passed upon for UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company by Sullivan & Cromwell.

Experts


The consolidated balance sheets of UBS at 31 December 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 2000 incorporated by reference into this prospectus have been audited by Ernst & Young Ltd., independent auditors as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated statements of financial condition of Paine Webber Group Inc. at 31 December 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 1999 incorporated by reference into this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference into this prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


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General Information

LISTING


The trust preferred securities are listed on the Luxembourg Stock Exchange.


CLEARING SYSTEMS

The trust preferred securities have been accepted for clearance by Clearstream and Euroclear. The Common Code for the trust preferred securities is 011877982 and the International Security Identification Number (ISIN) for the trust preferred securities is US90262PAA66.

AUTHORIZATION

The transactions constituting the formation of UBS Preferred Funding Company were authorized by a resolution of the board of directors of UBS AG passed on 14 September 2000 and the issue of the company preferred securities was authorized by UBS Preferred Funding Company as of 18 September 2000.

DOCUMENTS

As long as any trust preferred securities are outstanding, copies of UBS Preferred Funding Company's LLC Agreement, the Amended and Restated Trust Agreement of UBS Preferred Funding Trust and the UBS AG subordinated guarantee will be available for inspection during usual business hours at the specified office of the paying agent in Luxembourg.

As long as any trust preferred securities are outstanding, a copy of the English translation of the statutes and by-laws of UBS AG will be available for inspection at the specified office of the paying agent in Luxembourg.

Copies of the latest annual report of UBS Preferred Funding Company and copies in the English language of the latest annual report on a consolidated and an unconsolidated basis and the published consolidated semi-annual financial statements of UBS AG will be available at the specified office of the paying agent in Luxembourg, so long as any trust preferred securities are outstanding. Neither UBS Preferred Funding Trust nor UBS Preferred Funding Company currently publish interim financial statements. UBS Preferred Funding Trust and UBS Preferred Funding Company do not intend to publish non-consolidated financial statements. UBS Preferred Funding Trust will make available in Luxembourg any separate financial information about it made publicly available in the United States, Switzerland or elsewhere.

MATERIAL ADVERSE CHANGE

Except as disclosed in this prospectus, there has been no material adverse change in the financial position of UBS AG since 31 December 2000 and in the financial position of UBS Preferred Funding Trust or UBS Preferred Funding Company since 18 September 2000.

INFORMATION IN PROSPECTUS

UBS AG, UBS Preferred Funding Company and UBS Preferred Funding Trust, to the best of their knowledge, confirm respectively that this prospectus contains all information with respect to UBS AG and its consolidated subsidiaries, UBS Preferred Funding Company, UBS Preferred Funding Trust, the company preferred securities and the trust preferred securities which is material in the context of the issue and offering of the trust preferred securities, that all the information contained herein is true and

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GENERAL INFORMATION
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accurate in all material respects and is not misleading in any material respect, that the opinions and intentions expressed herein are honestly held and that there are no other facts the omission of which would make this prospectus as a whole or any of such information or the expression of any such opinions or intentions misleading in any material respect. UBS Preferred Funding Trust accepts responsibility accordingly. Each investor contemplating purchasing the trust preferred securities is required to make its own independent investigation of the financial condition, general affairs and property and its own appraisal of the credit worthiness of UBS AG and its consolidated subsidiaries, UBS Preferred Funding Company and UBS Preferred Funding Trust.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by UBS AG, UBS Preferred Funding Company and UBS Preferred Funding Trust. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates. Neither the delivery of this prospectus nor any sale hereunder shall create, under any circumstances, any implication that there has been no change in the affairs of UBS AG, UBS Preferred Funding Company or UBS Preferred Funding Trust since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

LITIGATION

None of UBS Preferred Funding Trust, UBS Preferred Funding Company or UBS AG are involved in any litigation or arbitration proceedings relating to claims or amounts that are material in the context of the issue of the trust preferred securities nor, so far as UBS Preferred Funding Trust, UBS Preferred Funding Company or UBS AG are aware, is any such litigation or arbitration pending or threatened.

GOVERNING LAW

The LLC Agreement of UBS Preferred Funding Company, the company preferred securities, the Amended and Restated Trust Agreement and the trust preferred securities will be governed by the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of the laws of a jurisdiction other than the State of Delaware. The subordinated notes and the UBS AG Subordinated Guarantee Agreement will be governed by the laws of the State of New York.

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                                 [UBS AG LOGO]

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


UBS AG
Under Swiss law, directors and senior officers acting in violation of their statutory duties - whether dealing with bona fide third parties or performing any other acts on behalf of the corporation - may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or willful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or preceding by reason of being of having been the representative of or serving at the request of the corporation.

Because UBS AG is a Swiss company headquartered in Switzerland, many of the directors and officers of UBS AG are residents of Switzerland and not the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:


     - effect service within the U.S. upon UBS AG and the directors and officers of UBS AG located outside the U.S.;



     - enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts;



     - enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S.; and


     - enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

Neither the UBS articles of association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

UBS maintains directors' and officers' insurance for its directors and officers.

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PART II
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UBS PREFERRED FUNDING TRUST
The Amended and Restated Trust Agreement of UBS Preferred Funding Trust provides that, to the fullest extent permitted by applicable law, UBS Preferred Funding Company and UBS AG, jointly and severally, indemnify and defend the trustee, the registrar and any paying agent and their directors, officers, employees and agents against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as the trustee or the registrar, transfer agent or paying agent, respectively, under the Amended and Restated Trust Agreement and the trust preferred securities, except for any liability arising out of gross negligence, bad faith or willful misconduct on the part of any such person or persons.

UBS PREFERRED FUNDING COMPANY
The Amended and Restated LLC Agreement of UBS Preferred Funding Company provides that, to the fullest extent permitted by applicable law, each director and officer shall be entitled to indemnification from UBS Preferred Funding Company for any loss, damage, claim or expense (including reasonable attorney's fees) incurred by such director or officer by reason of any act or omission performed or omitted by such director or officer in good faith on behalf of UBS Preferred Funding Company and in a manner reasonably believed to be within the scope of authority conferred on such Director or Officer by this Agreement, except with respect to any act or omission determined by a court of competent jurisdiction to have constituted gross negligence or wilful misconduct of such director or officer; provided, however, that any such indemnity shall be provided out of and to the extent of the assets of UBS Preferred Funding Company only, and no holder of company preferred securities, company common securities, company parity preferred securities or company junior securities shall have any personal liability on account thereof. UBS Preferred Funding Company may purchase and maintain insurance to protect any director or officer against liability asserted against him or her, or incurred by him or her, arising out of his or her status as such.

Without limiting the foregoing, UBS Preferred Funding Company's directors shall have no personal liability to UBS Preferred Funding Company or any holder of company preferred securities, company common securities, company parity preferred securities or company junior securities for monetary damages:

- for not voting to take enforcement action with respect to the subordinated notes or other eligible investments owned by UBS Preferred Funding Company, if any, prior to the occurrence of a bankruptcy event, or

- at any time for breach of any such director's fiduciary duty (if any) except for such director's gross negligence or willful misconduct.


ITEM 9.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



EXHIBIT
NUMBER                            DESCRIPTION
----------------------------------------------------------------------
  1       Form of Underwriting Agreement(1)
  3.4     Form of Amended and Restated Limited Liability Company
          Agreement of UBS Preferred Funding Company I(1)
  4.1     Form of UBS AG Subordinated Guarantee Agreement (included in exhibit 3.4)
  4.2     Form of Subordinated Notes of UBS AG (included in exhibit
          3.4)
  5.1     Opinion of Richards, Layton & Finger, P.A. as to the
          validity of the trust preferred securities and the company preferred securities(1)
  5.2     Opinion of Sullivan & Cromwell as to the validity of the UBS
          AG subordinated guarantee(1)


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PART II
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EXHIBIT
NUMBER                            DESCRIPTION
----------------------------------------------------------------------
  5.3     Opinion of Bar & Karrer as to certain matters of Swiss
          law(1)
  8.1     Opinion of Sullivan & Cromwell as to U.S. federal tax
          matters (amended)(1)
  8.2     Opinion of ATAG Ernst and Young AG, Switzerland, as to Swiss
          tax matters(1)
 12       Statement regarding ratio of earnings to fixed charges
 23.1     Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5.1)
 23.2     Consent of Sullivan & Cromwell (included in Exhibit 5.2)
 23.3     Consent of Sullivan & Cromwell (included in Exhibit 8.1)
 23.4     Consent of ATAG Ernst & Young AG, Switzerland(1)
 23.5     Consent of Ernst and Young Ltd.
 23.6     Consent of Ernst & Young LLP
 24.1     Power of Attorney
 25.1     Statement of Eligibility of Trustee(1)
 25.2     Statement of Eligibility of Guarantee Trustee(1)


---------------

(1) Previously filed.



ITEM 10.  UNDERTAKINGS



Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company hereby undertake:



     (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum


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PART II
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              aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



        provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;



     (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;



     (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;



     (4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in this prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;



     (5)For purposes of determining any liability under the Securities Act of 1933, each filing of UBS AG's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;



     (6)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective; and



     (7)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.


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PART II
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SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, UBS AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on 15 May 2001.


                                          UBS AG

                                          By:         /s/ ROBERT MILLS
                                            ------------------------------------
                                              Name: Robert Mills
                                              Title:  Chief Financial
                                                      Officer -- Americas
                                                      and Regional Chief
                                                      Operating Officer


Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                       NAME                                        TITLE                    DATE
-----------------------------------------------------------------------------------------------------

                         *                           President of Group Executive         15 May 2001
---------------------------------------------------  Board (principal executive
                   Luqman Arnold                     officer and principal financial
                                                     officer)

                         *                           Group Controller (principal          15 May 2001
---------------------------------------------------  accounting officer)
                    Hugo Schaub

                         *                           Chairman and Member of Board of      15 May 2001
---------------------------------------------------  Directors
                   Marcel Ospel

                         *                           Vice Chairman and Member of Board    15 May 2001
---------------------------------------------------  of Directors
                   Alberto Togni

                         *                           Vice Chairman and Member of Board    15 May 2001
---------------------------------------------------  of Directors
                   Markus Kundig

                         *                           Vice Chairman and Member of          15 May 2001
---------------------------------------------------  Board of Directors
             Johannes Antonie de Gier

                         *                           Member of Board of Directors         15 May 2001
---------------------------------------------------
                   Peter Bockli

                         *                           Member of Board of Directors         15 May 2001
---------------------------------------------------
                  Sir Peter Davis

                         *                           Member of Board of Directors         15 May 2001
---------------------------------------------------
                   Eric Honegger

                         *                           Member of Board of Directors         15 May 2001
---------------------------------------------------
                   Rolf A. Meyer

                         *                           Member of Board of Directors         15 May 2001
---------------------------------------------------
                  Hans Peter Ming

                         *                           Member of Board of Directors         15 May 2001
---------------------------------------------------
              Lawrence Allen Weinbach

                 /s/ ROBERT MILLS
---------------------------------------------------
       *By Robert Mills, as attorney-in-fact


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PART II
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SIGNATURES


Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of UBS AG, in the United States, in the City of New York, State of New York, on 15 May 2001.



                                          By: /s/ ROBERT C. DINERSTEIN

                                            ------------------------------------

                                              Name: Robert C. Dinerstein


                                              Title: Senior Managing Director


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PART II
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SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, UBS Preferred Funding Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on 15 May 2001.


                                          UBS Preferred Funding Trust I

                                          By: UBS Preferred Funding Company LLC
                                          I

                                            By: /s/ ROBERT MILLS
                                              ----------------------------------
                                                Name: Robert Mills
                                                Title: President and Managing
                                                Director


Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                       NAME                                        TITLE                    DATE
-----------------------------------------------------------------------------------------------------

UBS Preferred Funding                                             Grantor                 15 May 2001
  Company LLC I

By: /s/ ROBERT MILLS
--------------------------------------------------
    Name: Robert Mills
    Title: President and Managing Director


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PART II
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SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, UBS Preferred Funding Company LLC I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on 15 May 2001.


                                          UBS Preferred Funding Company LLC I

                                          By: /s/ ROBERT MILLS
                                            ------------------------------------
                                              Name: Robert Mills
                                              Title: President and Managing
                                              Director


Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                       NAME                                        TITLE                    DATE
-----------------------------------------------------------------------------------------------------

                 /s/ ROBERT MILLS                    President and Managing Director      15 May 2001
---------------------------------------------------
                   Robert Mills

                         *                           Treasurer and Director               15 May 2001
---------------------------------------------------
                    Per Dyrvik

                         *                           Secretary and Director               15 May 2001
---------------------------------------------------
                 Robert Dinerstein
                 /s/ ROBERT MILLS
---------------------------------------------------
      * By Robert Mills, as attorney-in-fact


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Index to Exhibits


                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER    DESCRIPTION                                                       PAGE
------------------------------------------------------------------------------------
   1      Form of Underwriting Agreement(1)
   3.4    Form of Amended and Restated Limited Liability Company
          Agreement of UBS Preferred Funding Company I(1)
   4.1    Form of UBS AG Subordinated Guarantee Agreement (included in exhibit 3.4)
   4.2    Form of Subordinated Notes of UBS AG (included in exhibit
          3.4)
   5.1    Opinion of Richards, Layton & Finger, P.A. as to the
          validity of the trust preferred securities and the company preferred securities(1)
   5.2    Opinion of Sullivan & Cromwell as to the validity of the UBS
          AG subordinated guarantee(1)
   5.3    Opinion of Bar & Karrer as to certain matters of Swiss
          law(1)
   8.1    Opinion of Sullivan & Cromwell as to U.S. federal tax
          matters (amended)(1)
   8.2    Opinion of ATAG Ernst and Young AG, Switzerland, as to Swiss
          tax matters(1)
  12      Statement regarding ratio of earnings to fixed charges
  23.1    Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5.1)
  23.2    Consent of Sullivan & Cromwell (included in Exhibit 5.2)
  23.3    Consent of Sullivan & Cromwell (included in Exhibit 8.1)
  23.4    Consent of ATAG Ernst & Young AG, Switzerland(1)
  23.5    Consent of Ernst and Young Ltd.
  23.6    Consent of Ernst & Young LLP
  24.1    Power of Attorney
  25.1    Statement of Eligibility of Trustee(1)
  25.2    Statement of Eligibility of Guarantee Trustee(1)


---------------


(1) Previously filed.


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